HVIDE MARINE INCORPORATED
                            RETIREMENT PLAN AND TRUST

                             AS AMENDED AND RESTATED
                   THROUGH AMENDMENT NUMBER TWO DATED 12/30/96



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                           HVIDE MARINE INCORPORATED
                            RETIREMENT PLAN AND TRUST


                                TABLE OF CONTENTS
                                                                           Page

ARTICLE I           PURPOSE.............................................  1
         1.1        Exclusive Benefit...................................  1
         1.2        No Rights of Employment Granted.....................  1

ARTICLE II          DEFINITIONS.........................................  1
         2.1        Accrued Benefit.....................................  1
         2.2        Actual Deferral Percentage..........................  2
         2.3        Administrator.......................................  2
         2.4        Affiliated Employer.................................  2
         2.5        Average Actual Deferral Percentage..................  2
         2.5A       Average Contribution Percentage.....................  2
         2.6        Base Pay............................................  2
         2.7        Beneficiary.........................................  3
         2.8        Cash-Out............................................  3
         2.9        Compensation........................................  3
         2.9A       Contribution Percentage.............................  4
         2.10       Elective Deferrals..................................  4
         2.11       Eligible Employee...................................  4
         2.12       Employee............................................  5
         2.13       Employer............................................  6
         2.14       Employer Account....................................  6
         2.15       ERISA...............................................  7
         2.15A      Excess Aggregate Contributions......................  7
         2.16       Excess Contributions................................  7
         2.17       Excess Deferral Amount..............................  7
         2.18       Family Member.......................................  7
         2.19       Forfeiture..........................................  7
         2.20       Gross Pay...........................................  7
         2.21       Highly Compensated Employee.........................  7
         2.22       Hour of Service.....................................  8
         2.23       IRC................................................. 10
         2.24       Leave of Absence.................................... 10
         2.24A      Nonelective Contributions........................... 10
         2.25       Nonhighly Compensated Employee...................... 10
         2.26       Normal Retirement Age............................... 10
         2.27       Reserved............................................ 10
         2.28       One Year Break in Service........................... 11
         2.29       Participant......................................... 11
         2.29A      Participant After-Tax Account....................... 11
         2.30       Participant Deferral Account........................ 11
         2.31       [Reserved].......................................... 11


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                                                                         Page

         2.32       Plan................................................ 11
         2.33       Plan Administrator.................................. 12
         2.34       Plan Year........................................... 12
         2.35       Retirement.......................................... 12
         2.35A      Rollover Contribution............................... 12
         2.36       Termination Date.................................... 12
         2.37       Total and Permanent Disability...................... 12
         2.38       Total Service for Vesting........................... 13
         2.39       Trust............................................... 13
         2.40       Trust Fund.......................................... 13
         2.41       Year of Service for Accrual of Benefits............. 13
         2.42       Year of Service for Participation................... 13
         2.43       Year of Service for Vesting......................... 14

ARTICLE III         ELIGIBILITY TO PARTICIPATE.......................... 14
         3.1        Initial Entry....................................... 14
         3.2        Resumption of Participation......................... 14
         3.3        Omission of Ineligible Employee..................... 15
         3.4        Inclusion of Ineligible Employee.................... 15

ARTICLE IV          CONTRIBUTIONS TO THE TRUST.......................... 15
         4.1A       Elective Deferrals by Participants.................. 15
         4.1B       After-Tax Contributions by Participants............. 16
         4.2        Employer Contributions to Participants.............. 16
         4.2A       Annual Limitation on Participant Elective Deferrals. 17
         4.2B       Average Actual Deferral Percentage Limitation....... 19
         4.2C       Average Contribution Percentage Limitation.......... 22
         4.2D       Multiple Use of Alternative Limitation.............. 24
         4.3        Permissible Types of Employer Contributions......... 26
         4.4        Rollover Contributions.............................. 26

ARTICLE V           ADMINISTRATION OF ACCOUNTS.......................... 27
         5.1        Investments......................................... 27
         5.2        Invest in Single Fund and Reasonable Rules.......... 27
         5.3        Valuation of Assets and Allocation of Changes....... 27
         5.4        Limitations on Allocations to Each Participant...... 28
         5.5        Designation of Beneficiary.......................... 33

ARTICLE VI          VESTING............................................. 34
         6.1        Participant Deferral Account 100 Percent Vested..... 34
         6.2        Employer Account Vesting on Death, Retirement,
                    or Total and Permanent Disability................... 34
         6.3        Employer Account Vesting on Termination............. 34
         6.4        Forfeiture for Certain Acts......................... 35
         6.5        Restoration of Forfeitures.......................... 35

ARTICLE VII         DISTRIBUTION OF BENEFITS............................ 35


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                                                                         Page

         7.1        Method of Distribution of Participant
                         After-Tax Account............................... 35
         7.1A       Hardship Distribution................................ 36
         7.2        Method of Distribution of Employer Account........... 37
         7.3        Time of Distribution................................. 38
         7.4        Segregation if Installment Distribution.............. 42
         7.5        Non-segregation if Installment Distribution.......... 42
         7.6        Distribution After Death of Participant.............. 42
         7.7        Distribution After Death of Beneficiary.............. 42
         7.8        Direct Rollover...................................... 42
         7.9        Suspense Account for Terminated Participants......... 43
         7.10       Unable to Locate Participant or Beneficiary.......... 44
         7.11       Repayment of Cash-Out................................ 45
         7.12       Qualified Domestic Relations Orders.................. 45

ARTICLE VIII        DUTIES AND AUTHORITY OF TRUSTEE...................... 45
         8.1        Receive Payments..................................... 45
         8.2        Value Assets......................................... 46
         8.3        Segregation of Accounts.............................. 46
         8.4        Tax Returns and Reports.............................. 46
         8.5        Powers............................................... 46
         8.6        Expenses............................................. 47
         8.7        Litigation........................................... 48
         8.8        Written Instructions................................. 48
         8.9        Appointment of Investment Manager.................... 48
         8.10       Removal and Resignation of the Trustee............... 48
         8.11       Individual Choice Accounts........................... 48
         8.12       Acquisition of Qualifying Employer
                       Securities and Real Property...................... 49

ARTICLE IX          DUTIES AND AUTHORITY OF ADMINISTRATOR................49
         9.1        Appointment..........................................49
         9.2        No Discrimination....................................49
         9.3        Majority Action......................................49
         9.4        Powers...............................................50
         9.5        Filing Reports.......................................50
         9.6        Records and Information..............................50
         9.7        Information to Participants..........................50
         9.8        Compensation of Members..............................50
         9.9        Review of Participant's Claims.......................51

ARTICLE X           MODIFICATIONS FOR TOP-HEAVY PLANS....................51
         10.1       Application of Article...............................51
         10.2       Definitions..........................................51
         10.3       Accelerated Vesting..................................53
         10.4       Minimum Contributions................................54
         10.5       Limitation on Compensation Taken into Account
                    Under Plan...........................................54
         10.6       Modification of Defined Benefit and Defined


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                                                                         Page

                    Contribution Fraction................................ 55

ARTICLE XI          AMENDMENT AND TERMINATION............................ 55
         11.1       Rights to Suspend or Terminate Plan.................. 55
         11.2       Successor Corporation................................ 55
         11.3       Amendment............................................ 55
         11.4       100% Vesting on Termination of Plan.................. 56
         11.5       Plan Merger or Consolidation......................... 56

ARTICLE XII         MISCELLANEOUS........................................ 57
         12.1       Laws of Florida to Apply............................. 57
         12.2       Participant Cannot Transfer or Assign Benefits....... 57
         12.3       Right to Perform Alternative Acts.................... 57
         12.4       Reversion of Contributions Under
                        Certain Circumstances............................ 57
         12.5       Plan Administrator Agent for Service of Process...... 58
         12.6       Filing Tax Returns and Reports....................... 58
         12.7       Indemnification...................................... 58
         12.8       Number and Gender.................................... 58

ARTICLE XIII        PARTICIPATING EMPLOYERS.............................. 58
         13.1       Adoption by Other Employers.......................... 58
         13.2       Requirements of Participating Employers.............. 58
         13.3       Designation of Agent................................. 59
         13.4       Employee Transfers................................... 59
         13.5       Participating Employer's Contribution................ 59
         13.6       Amendment............................................ 60
         13.7       Discontinuance of Participation...................... 60
         13.8       Administrator's Authority............................ 60




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                            HVIDE MARINE INCORPORATED

                            RETIREMENT PLAN AND TRUST



          The Hvide Marine Incorporated Retirement Plan and Trust previously made, effective January 1, 1985 (previously known as the Hvide Shipping, Incorporated Retirement Plan and Trust and originally known as the Hvide Shipping, Incorporated Offshore Retirement Plan and Trust), by and between Hvide Marine Incorporated (formerly known as Hvide Shipping, Incorporated), a corporation of the State of Florida, having its principal place of business at 2200 Eller Drive, Bldg. 27, Fort Lauderdale, Florida 33316, herein called "Employer" and Barnett Banks Trust Company, N.A., herein called "Trustee," is hereby amended and restated.

          Whereas, Employer desires to amend and restate the Hvide Marine Incorporated Retirement Plan and Trust (the "Plan") to conform to changes required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1990 and other applicable laws, regulations, and administrative authority;

          Whereas, Employer has made various changes to the Plan since the effective date of some of the laws referred to in the preceding paragraph, which changes are presented herein as of the execution date hereof but which changes shall retain their original effective dates;

          Therefore, effective January 1, 1989 (except as provided otherwise in miscellaneous amendments to the Plan, which are reflected herein), Employer hereby amends and restates the Hvide Marine Incorporated Retirement Plan and Trust as follows:


                                    ARTICLE I
                                     PURPOSE

1.1       EXCLUSIVE BENEFIT

          This Plan has been executed for the exclusive benefit of the Participants hereunder and their Beneficiaries. This Plan shall be interpreted in a manner consistent with this intent and with the intention of the Employer that this Plan satisfy Internal Revenue Code section 401 and section 501. Under no circumstances shall the Trust Fund ever revert to or be used or enjoyed by the Employer, except as provided in Section 12.4.

1.2       NO RIGHTS OF EMPLOYMENT GRANTED

          The establishment of this Plan shall not be considered as giving any employee the right to be retained in the service of the Employer.


                                   ARTICLE II

                                   DEFINITIONS

2.1       ACCRUED BENEFIT

          The "Accrued Benefit" is the amount credited to the Employer Account and, if applicable, the Participant Deferral Account of a Participant or Beneficiary.


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2.2       ACTUAL DEFERRAL PERCENTAGE

          "Actual Deferral Percentage" of each Participant is the ratio, expressed as a percentage, of (1) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Deferral Amounts of Highly Compensated Employees), but excluding (a) Excess Deferral Amounts of Nonhighly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Average Contribution Percentage test (provided the Average Actual Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Nonelective Contributions and qualified matching contributions. For purposes of computing the Actual Deferral Percentage, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made. The Actual Deferral Percentage of each Eligible Employee shall be rounded to the nearest 100th of 1% of such Employee's Compensation.

2.3       ADMINISTRATOR

          The "Administrator" shall refer to the Administrator, as defined in
Section 9.1.

2.4       AFFILIATED EMPLOYER

          "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in IRC section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in IRC section 414(c)) with the Employer; and organization (whether or not incorporated) which is a member of an affiliated service group (as defined in IRC section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under IRC section 414(o).

2.5       AVERAGE ACTUAL DEFERRAL PERCENTAGE

          "Average Actual Deferral Percentage" shall mean, for a specified group of Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages (calculated separately for each Participant in such group). The Average Actual Deferral Percentage of the Eligible Employees shall be rounded to the nearest 100th of 1%.

2.5A      AVERAGE CONTRIBUTION PERCENTAGE

          "Average Contribution Percentage" shall mean, for a specified group of Eligible Employees for a Plan Year, the average of the Contribution Percentages (calculated separately for each Participant in such group). The Average Contribution Percentage of the Eligible Employees shall be rounded to the nearest 100th of 1%.

2.6       BASE PAY

          "Base Pay"with respect to any Participant means such Participant's regular salary and wages paid by the Employer for the portion of the Plan Year during which the Participant participated in the Plan, but excluding overtime, bonuses, longevity pay, time for time pay, extra docking pay, ship money pay, and any other pay that is in addition to Participant's regular salary.


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2.7       BENEFICIARY

          A "Beneficiary" is any person, estate or trust who by operation of law, or under the terms of the Plan, or otherwise, is entitled to receive any Accrued Benefit of a Participant under the Plan. A "designated Beneficiary" is any individual designated or determined in accordance with Section 5.5, except that it shall not include any person who becomes a beneficiary by virtue of the laws of inheritance or intestate succession.

2.8       CASH-OUT

          A "Cash-Out" may be involuntary or voluntary.

          An involuntary Cash-Out is a distribution of Accrued Benefit to a former Participant which meets the following requirements: (i) the former Participant's entire non-forfeitable Accrued Benefit is distributed to him, (ii) the present value of the non-forfeitable Accrued Benefit of the Participant does not exceed $3,500, and (iii) the distribution is made on account of the Employee's termination of participation in the Plan and no later than the end of the second Plan Year following such termination.

          A voluntary Cash-Out is a distribution of Accrued Benefits to a former Participant which meets the following requirements: (i) the former Participant has voluntarily elected to receive the distribution, and (ii) the distribution is made on account of the Employee's termination of participation in the Plan and no later than the end of the second Plan Year following such termination.

2.9       COMPENSATION

          "Compensation" means with respect to Employees in Groups Lettered A through G and J, such Employee's Gross Pay. With respect to Employees in Groups Lettered H and I, "Compensation" means such Employee's Base Bay. Except for purposes of Section 5.4, that portion of a Participant's Compensation that is deferred pursuant to Section 4.1 shall be considered Compensation as shall amounts contributed to any welfare benefit plans maintained by the Employer through a reduction in the Employee's compensation which, pursuant to IRC section 125, are not included in the gross income of the Employee for the taxable year in which such amounts are contributed.

          Compensation shall include only that compensation which is actually paid to the Participant during the determination period. For purposes of this Section, determination period shall mean the portion of the Plan Year during which the Participant participated in the Plan.

          For years beginning after December 31, 1988, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000 ($150,000 for years beginning after December 31, 1993). This limitation shall be adjusted by the Secretary at the same time and in the same manner as under IRC section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If the period for determining Compensation used in calculating an Employee's allocation for a determination period is a short Plan Year (i.e., shorter than 12 months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by the fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12.

          In determining the Compensation of a Participant for purposes of this limitation, the rules of IRC section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the


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Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 or $150,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

          If the Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

2.9A      CONTRIBUTION PERCENTAGE

          "Contribution Percentage" is the ratio, expressed as a percentage, of after-tax contributions and matching contributions on behalf of an Eligible Employee for the Plan Year to the Eligible Employee's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). However, matching contributions shall not be taken into account to the extent they are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferral Amounts, Excess Contributions, or Excess Aggregate Contributions. The Contribution Percentage of each Eligible Employee shall be rounded to the nearest 100th of 1% of such Employee's Compensation.

2.10      ELECTIVE DEFERRALS

          "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in IRC section 401(k), any simplified employee pension cash or deferred arrangement as described in IRC section 402(h)(1)(B), any eligible deferred compensation plan under IRC section 457, any plan as described under IRC section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under IRC section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

2.11      ELIGIBLE EMPLOYEE

          "Eligible Employee" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Elective Deferrals allocated to his account for all or any portion of the Plan Year with respect to computing the Average Actual Deferral Percentage. An Employee who would be eligible to make Elective Deferrals but for a suspension due to a distribution or an election not to participate in the Plan, will not fail to be an Eligible Employee for purposes of Sections 4.2A, 4.2B, 4.2C, and 4.2D for a Plan Year merely because the Employee may not make an Elective Deferral by reason of such suspension. Further, an Employee will not fail to be an Eligible Employee merely because the Employee may receive no additional annual additions pursuant to
Section 5.4.

2.12      EMPLOYEE; MARITIME EMPLOYEE

          "Employee" shall mean any employee of the employer maintaining the Plan or of any other employer required to be aggregated with such Employer under IRC sections 414(b), (c), (m) or (o). An "Employee" is an


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individual who would be an Employee but who is on a Leave of Absence. Directors
acting solely in that capacity and independent contractors shall not be Employees.

          The term Employee shall also include any leased employee deemed to be an Employee of any employer described in the previous paragraph as provided in IRC sections 414(n) or (o).

          The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with IRC section 414(n)(6)) are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

          A leased employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in IRC section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under IRC section 125, section 402(a)(8), section 402(h), or section 403(b), (2) immediate participation, and (3) full and immediate vesting; and
(ii) leased employees do not constitute more than 20% of the recipient's nonhighly compensated workforce.

          A "maritime Employee" is defined as an Employee in the maritime industry. The maritime industry is one in which employees perform duties on board commercial, exploratory, service or other vessels moving on the high seas, inland waterways, Great Lakes, coastal zones, harbors and noncontiguous areas, or on offshore ports, platforms or other similar sites.

          All employees fall into one of the following categories, as referred to on the Employer's books and records. Throughout the Plan, the rights and benefits afforded to Employees are determined with reference to the Group Letter to which the Employee is assigned.

          "Group A Employees" are Employees who are based shoreside and includes all Employees who provide administrative services for the Employer other than those Employees described as "Group E Employees," below.

          "Group B Employees" are Employees who are crewmembers of tugboats, further categorized as follows:

          Employees who perform services for Port Everglades Towing and who were hired before August 15, 1995.

          Employees who perform services for Mobile Bay Towing and who were hired before December 1, 1995.

          Employees who perform services for Port Canaveral Towing and who were hired before December 1, 1995.

          "Group C Employees" are Employees who are crewmembers of tugboats, further categorized as follows:

          Employees who perform services for Port Everglades Towing and who were hired on or after August 15, 1995.



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          Employees who perform services for Mobile Bay Towing and who were hired on or after December 1, 1995.

          Employees who perform services for Port Canaveral Towing and who were hired on or after December 1, 1995.

          "Group D Employees" are Employees who perform services offshore for Sun State Marine Services, Inc. and Seabulk Offshore, Ltd. and who are referred to as "offshore" Employees.

          "Group E Employees" are Employees who perform services onshore for Sun State Marine Services, Inc. and Seabulk Offshore, Ltd. and who are referred to as "administrative" Employees.

          "Group F Employees" are Employees who are licensed officers and members of Seabulk Officer's Association who perform services offshore on tankers and who were hired in 1994 and earlier.

          "Group G Employees" are Employees who are licensed officers and members of Seabulk Officer's Association who perform services offshore on tankers and who were hired in 1995 and later.

          "Group H Employees" are Employees who are unlicensed personnel and members of Seabulk Seaman's Association who perform services offshore on tankers and who were hired before April 15, 1995.

          "Group I Employees" are Employees who are unlicensed personnel and members of Seabulk Seaman's Association who perform services offshore on tankers and who were hired on or after April 15, 1995.

          "Group J Employees" are Employees who are unlicensed personnel and officers assigned to the Employer's Hvide Van Ommeren division.

          An Employee who is a member of Group B, C, D, F, G, H or I is a maritime employee, as referred to above in this Section 2.12.

2.13      EMPLOYER

          The "Employer" shall mean Hvide Marine Incorporated, any other employer required to be aggregated with such Employer under IRC sections 414(b),
(c), (m) or (o) and any entity that, with the consent of Hvide Marine Incorporated, adopts this Plan pursuant to Article XIII hereto.

2.14      EMPLOYER ACCOUNT

          The "Employer Account" is the separate account maintained for each Participant to which all Employer contributions shall be allocated and to which Forfeitures may be reallocated.

2.15      ERISA

          "ERISA" refers to the Employee Retirement Income Security Act of 1974, as amended.

2.15A     EXCESS AGGREGATE CONTRIBUTIONS

          "Excess Aggregate Contributions" shall mean the amount described in Subsection 4.2C(f).



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2.16      EXCESS CONTRIBUTIONS

          "Excess Contributions" shall mean the amount described in Subsection 4.2B(e).

2.17      EXCESS DEFERRAL AMOUNT

          "Excess Deferral Amount" shall mean the amount described in Subsection 4.2A(c).

2.18      FAMILY MEMBER

          A "Family Member" includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

2.19      FORFEITURE

          "Forfeiture" refers to the amount of non-vested Accrued Benefits in a Participant's Employer Account which are used to reduce the Employer's contribution or, if additional Forfeitures remain, reallocated to the Employer Accounts of other Participants.

2.20      GROSS PAY

          "Gross Pay" with respect to any Participant means such Participant's regular salary and wages paid by the Employer for the portion of the Plan Year during which the Participant participated in the Plan, including overtime, bonuses, longevity pay, time for time pay, extra docking pay, supplemental pay, ship money pay.

2.21      HIGHLY COMPENSATED EMPLOYEE

          A "Highly Compensated Employee" means a highly compensated active employee and a highly compensated former employee.

          A highly compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to IRC section 415(d)); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to IRC section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer or an Affiliated Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under IRC section 415(b)(1)(A). The term highly compensated active employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 Employees who received the most compensation from the Employer or Affiliated Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.

          The Administrator may elect, in writing, to modify the preceding sentence by substituting $50,000 for $75,000 in (i) and by disregarding (ii); provided that the Employer maintains significant business activities (and employs Employees) in at least two significantly separate geographic areas.

          If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.



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          For this purpose, the determination year shall be the Plan Year unless the Employer elects a calendar year. The look-back year shall be the 12-month period immediately preceding the determination year, or, if elected by the Employer, the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than 12 months, the calendar year ending with or within the 12-month period ending with the end of the applicable determination year), or, if elected, the calendar year immediately preceding the calendar year determination year.

          A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

          If an Employee is, during a determination year or look-back year, a Family Member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer or Affiliated Employer during such year, then the Family Member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits, as applicable, equal to the sum of such compensation and contributions or benefits, as applicable, of the Family Member and 5 percent owner or top-ten Highly Compensated Employee.

          The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers, and the compensation that is considered, will be made in accordance with IRC section 414(q) and the regulations thereunder.

2.22      HOUR OF SERVICE; DAY OF SERVICE

          "Hour of Service" means:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed;

          (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence. No more than 501 Hours of Service will be credited under this Subsection (b) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Subsection (b) will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under Subsection (a) or Subsection (b), as the case may be, and under this Subsection (c). These hours will be credited to the Employee for the computation periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          Hours of Service will be credited for employment with other members of an affiliated service group (under IRC section 414(m)), a controlled group of corporations (under IRC section 414(b)), or a group of trades or businesses under common control (under IRC section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to IRC section 414(o).

          Hours of service will also be credited for any individual considered an Employee for purposes of this Plan under IRC section 414(n) or IRC section 414(o).

          Solely for purposes of determining whether a One Year Break in Service, as defined in Section 2.28, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service in accordance with the second paragraph of Section 2.28.

          Service will be determined on the basis of actual hours for which an Employee is paid or entitled to payment.

          If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

          "Day of Service" means:

          (a) Each day for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These days will be credited to the Employee for the computation period in which the duties are performed;

          (b) Each day for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence. No more than 63 Days of Service will be credited under this Subsection (b) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Subsection (b) will be calculated and credited pursuant to section 2530.200b-7 of the Department of Labor Regulations which is incorporated herein by this reference; and

          (d) Each day for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Days of Service will not be credited both under Subsection (a) or Subsection (b), as the case may be, and under this Subsection (c). These days will be credited to the Employee for the computation periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          Days of Service will be credited for employment with other members of an affiliated service group (under IRC section 414(m)), a controlled group of corporations (under IRC section 414(b)), or a group of trades or businesses under common control (under IRC section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to IRC section 414(o).

          Days of service will also be credited for any individual considered an Employee for purposes of this Plan under IRC section 414(n) or IRC section 414(o).

          Solely for purposes of determining whether a One Year Break in Service, as defined in Section 2.28, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Days of Service in accordance with the second paragraph of Section 2.28.

          Service will be determined on the basis of actual hours for which an Employee is paid or entitled to payment.

          If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

2.23      IRC

          "IRC" refers to the Internal Revenue Code of 1986, as amended.

2.24      LEAVE OF ABSENCE

          A "Leave of Absence" shall refer to that period during which the Participant is absent without Compensation and for which the Administrator, in its sole discretion has determined him to be on a "Leave of Absence" instead of having terminated his employment. (However, such discretion of the Administrator shall be exercised in a nondiscriminatory manner.) In all events, a Leave of Absence by reason of service in the armed forces of the United States shall end no later than the time at which a Participant's reemployment rights as a member of the armed forces cease to be protected by law and a Leave of Absence for any other reason shall end, at the sole discretion of the Employer, after 18 months, except that if the Participant resumes employment with the Employer prior thereto, the Leave of Absence shall end on such date of resumption of employment. The date that the Leave of Absence ends shall be deemed the Termination Date if the Participant does not resume employment with the Employer. In determining a Year of Service for Accrual of Benefits, all such Leaves of Absence shall be considered to be periods when the Employee is a Participant.

2.24A     NONELECTIVE CONTRIBUTIONS

          "Nonelective Contributions" means the Employer contributions described in Subsection 4.2B(i).

2.25      NONHIGHLY COMPENSATED EMPLOYEE

          A "Nonhighly Compensated Employee" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

2.26      NORMAL RETIREMENT AGE

          The "Normal Retirement Age" shall be the time at which the Participant attains 65 years of age and 5 years after initial participation in the Plan.

2.27      RESERVED

2.28      ONE YEAR BREAK IN SERVICE

     A "One Year Break in Service" means a Plan Year in which the Participant has not completed more than 500 Hours of Service, except that in determining a One Year Break in Service for purposes of eligibility, the initial eligibility computation period is the 12-consecutive month period beginning on the date of the Employee first performs an Hour of Service for the Employer (employment commencement date). The succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date (regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period).

          Solely for purposes of determining whether a One Year Break in Service, as defined in this Section, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

          For purposes of maritime Employees, as defined in Section 2.12, a "One Year Break in Service" means a Plan Year during which a maritime Employee has not completed more than 63 Days of Service with the Employer. The total Days of Service required to be credited for a maritime Employee for a maternity or paternity leave of absence shall not exceed 63.

2.29      PARTICIPANT

          A "Participant" shall refer to every Employee or former Employee who has met the applicable participation requirements of Article III.

2.29A     PARTICIPANT AFTER-TAX ACCOUNT

          "Participant After-Tax Account" shall mean the account into which shall be credited contributions made by a Participant pursuant to Section 4.1B and all dividends, income, gains and losses attributable thereto.

2.30      PARTICIPANT DEFERRAL ACCOUNT

          The "Participant Deferral Account" is the separate account, if applicable, maintained for each Participant to which Elective Deferrals are allocated. If applicable there shall be a post-1986 Participant Deferral Account as described in Section 7.1.

2.31      [RESERVED]

2.32      PLAN

          "Plan" refers to this Hvide Marine Incorporated Retirement Plan and Trust Agreement.

2.33      PLAN ADMINISTRATOR

          The "Plan Administrator" shall be the Employer, unless a different person is designated Plan Administrator in a resolution adopted by the board of directors of the Employer, and such person accepts the designation in writing.

2.34      PLAN YEAR

          A "Plan Year" is the period from the first day of January to the last day of December, annually.

2.35      RETIREMENT

          "Retirement" refers to the termination of employment of a Participant who has attained at least the Normal Retirement Age. The Participant may work beyond Normal Retirement Age, in which case Employer contributions and Forfeitures shall continue to be allocated to the Employer Account of the Participant.

2.35A     ROLLOVER CONTRIBUTION

          "Rollover Contribution" means:

          (a) amounts transferred to this Plan directly from another qualified corporate or qualified noncorporate plan;

          (b) lump sum distributions received by an Employee from another qualified plan which are eligible for tax-free rollover treatment and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof;

          (c) amounts transferred to this Plan from a conduit individual retirement account, provided that such account has no assets other than assets which were previously distributed to the Employee by another qualified plan; and further provided that such amounts met the applicable requirements of IRC section 408(d)(3) for rollover treatment on transfer to the conduit individual retirement account; and

          (d) amounts distributed to an Employee from a conduit individual retirement account meeting the requirements of Subsection (c) above which are transferred by the Employee to this Plan within sixty (60) days of his receipt from such account.

2.36      TERMINATION DATE

          The "Termination Date" shall be the date on which the earliest of the following events occurs: (a) a Participant's retirement, (b) a Participant's termination of employment as a result of Total and Permanent Disability, (c) a Participant's death, or (d) a Participant's termination of employment for any other reason.

2.37      TOTAL AND PERMANENT DISABILITY

          "Total and Permanent Disability" shall refer to the Participant suffering from a physical or mental condition as determined by the Administrator, based upon appropriate medical reports and examinations, which may be expected to result in death or be of long and indefinite duration and which renders the Participant incapable of performing any substantial gainful activity for purposes of IRC section 72(m)(7).

2.38      TOTAL SERVICE FOR VESTING

          "Total Service for Vesting" shall mean the sum of each separate Year of Service for Vesting credited to the Participant. Provided a Participant has not had five consecutive One Year Breaks in Service, if a Participant who has had a One Year Break in Service becomes reemployed by the Employer, Years of Service for Vesting shall include Years of Service both after the One Year Break in Service and prior to the One Year Break in Service after completion of one Year of Service following the date of such reemployment. In the case of a non-vested Participant, if his or her consecutive One Year Breaks in Service equal or exceed the greater of (a) five or (b) the aggregate number of pre-break Years of Service, Total Service for Vesting shall not include service prior to the Breaks in Service.

          In the case of a Participant who does not have 5 consecutive One Year Breaks in Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break Employer-derived account balance.

2.39      TRUST

          "Trust" means the Trust created under this Agreement.

2.40      TRUST FUND

          The "Trust Fund" consists of the Employer and Participant contributions held by the Plan and any income or appreciation thereon.

2.41      YEAR OF SERVICE FOR ACCRUAL OF BENEFITS

          A "Year of Service for Accrual of Benefits" means a Plan Year during which the Employee had not less than 1,000 Hours of Service as a Participant. If the Participant entered the Plan other than on the first day of the Plan Year, all Hours of Service rendered by the Participant during that Plan Year, whether or not rendered as a Participant, shall be treated as if they were Hours of Service as a Participant. For purposes of maritime Employees, as defined at
Section 2.12, a "Year of Service for Accrual of Benefits" shall mean a Plan Year during which a maritime Employee has at least 125 Days of Service.

2.42      YEAR OF SERVICE FOR PARTICIPATION

          A "Year of Service for Participation" means the 12-consecutive month period (computation period) during which the Employee completes at least 1,000 Hours of Service, which shall be determined as provided in the following paragraph. For purposes of maritime Employees, as defined at Section 2.12, a "Year of Service" shall mean the 12-consecutive month period (computation period) during which a maritime Employee has at least 125 Days of Service.

          For purposes of determining a Year of Service for Participation, the initial eligibility computation period is the 12-consecutive month period beginning on the date of the Employee first performs an Hour of Service for the employer (Day of Service in the case of a maritime Employee (employment commencement date).

          The succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service (125 Days of Service in the case of maritime Employees) during the initial eligibility computation period. An Employee who is credited with 1,000 Hours of

Service (125 Days of Service in the case of maritime Employees) in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for Participation.

2.43      YEAR OF SERVICE FOR VESTING

          A "Year of Service for Vesting" shall mean a Plan Year during which the Employee had not less than 1,000 Hours of Service; provided, however, for maritime Employees, a "Year of Service for Vesting" shall mean a Plan Year during which the maritime Employee completes 125 Days of Service.


                                   ARTICLE III

                           ELIGIBILITY TO PARTICIPATE

3.1       INITIAL ENTRY

          Every Employee who has (i) completed a Year of Service for Participation or (ii) has attained permanent employee status will be eligible to participate in the Plan on the first day of the Plan Year or the first day of the seventh month of the Plan Year which first occurs on or after such completion, provided that he is an Employee on such date. All Participants shall be required to furnish such information to the Administrator as it may reasonably request for the proper administration of the Plan.

          Notwithstanding the preceding paragraph of this Section 3.1, an individual shall not be eligible to participate in the Plan during any time period for which he is a leased employee (as defined in Section 2.12).

          In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

3.2       RESUMPTION OF PARTICIPATION

          If a Participant incurs at least a One Year Break in Service, his active participation in the Plan shall be suspended until he attains eligibility status as described in Section 3.1. Following such One Year Break in Service and upon then completing a Year of Service for Participation, measured from his reemployment commencement date, the Participant will be readmitted to active participation in the Plan retroactive to the beginning of such Year of Service for Participation. Such Year of Service will be measured by the 12-consecutive month period beginning on an Employee's reemployment commencement date and, if necessary, Plan Years beginning with the Plan Year which includes the first anniversary of the reemployment commencement date. For purposes of this Plan, the reemployment commencement date is the first day on which the Employee is credited with an Hour of Service for the performance of duties after the first eligibility computation period in which the Employee incurs a One Year Break in Service.

          In the event a Participant is no longer a member of an eligible class of employees and becomes ineligible to participate but has not incurred a One Year Break in Service, such employee will participate immediately upon returning to an eligible class of employees. If such Participant incurs a One Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

          Notwithstanding the foregoing, if a former Participant becomes re-employed on permanent status by the Employer before incurring a One Year Break in Service, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

3.3       OMISSION OF INELIGIBLE EMPLOYEE

          If, in any Fiscal Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution plus any earnings related thereto with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.4       INCLUSION OF INELIGIBLE EMPLOYEE

          If, in any Fiscal Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Fiscal Year in which the discovery is made.



                                   ARTICLE IV

                           CONTRIBUTIONS TO THE TRUST

4.1A      ELECTIVE DEFERRALS BY PARTICIPANTS

          Once per quarter and during such other periods as it may establish in a nondiscriminatory manner, the Administrator will permit each Participant (including Employees who are expected to be Participants during the following Plan Year) to elect to defer a percentage of his or her Base Pay or Gross Pay, as the case may be, as follows:

          Employee Classification                     Maximum Elective
                   Letter                            Deferral Contribution

                  A-G and J                            12% of Gross Pay

                  H & I                                12% of Base Pay

Such deferred amount will be contributed to the Plan and allocated to the Participant Deferral Account. No Participant shall be required to make a deferral.

         A Participant who has received a hardship distribution pursuant to
Section 7.1A shall be suspended from making an Elective Deferral, and shall be limited in the amount of Elective Deferrals he may make in the taxable year immediately following the taxable year of the hardship distribution, in accordance with Section 7.1A.

4.1B     AFTER-TAX CONTRIBUTIONS BY PARTICIPANTS

         (a) In order to allow Participants the opportunity to increase their retirement income, each Participant may elect to contribute an After-Tax contribution of 1% of either Gross Pay or Base Pay, as applicable.

         (b) Such contributions shall be paid to the Trustee no later than 30 days after the Plan Year for which they are deemed to be paid and allocated to the Participant After-Tax Account. The balance in each Participant's Voluntary Contribution Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason. No Participant shall be required to make such contributions.

         (c) A Participant who has received a hardship distribution pursuant to
Section 7.1A shall be suspended from making an after-tax contribution in accordance with Section 7.1A.

4.2      EMPLOYER CONTRIBUTIONS TO PARTICIPANTS

         (a) Subject to the limitations contained below in this Plan, the Employer in its discretion may contribute on behalf of each Participant in the Employee Groups specified below an amount in cash equal to a percentage of the Participant's Compensation contributed as an Elective Deferral contribution with respect to each Plan Year. If the Employer makes such a matching contribution, the formula for the contribution and maximum percentage of a Participant's Compensation that will be contributed under this subsection with respect to the various Groups of Employees are as follows:

 Employee Classification                     Matching Contribution Formula
         Letter                               and Maximum Amount Matched

            C             $1 for $1 of elective deferrals up to 6% of Gross Pay

            D             $1 for $1 of elective deferrals up to 4% of Gross Pay

            E             $1 for $1 of elective deferrals up to 7% of Gross Pay

            G             $1 for $1 of elective deferrals up to 8% of Gross Pay

            I             $1 for $1 of elective deferrals up to 6% of Base Pay

            J             $1 for $1 of elective deferrals up to 4% of Base Pay

        A, B, F & H       Not eligible for Matching Contribution

         (b) All matching contributions by the Employer for any Plan Year provided for under the preceding paragraph, and all Forfeitures of Matching Contributions, if any, during such year, which shall be used to reduce the Employer matching contribution, shall be allocated for such year to the Employer Account of each eligible Participant.

         (c) The Employer in its discretion may make an additional contribution to the Plan on behalf of each Participant in the Employee Groups specified below in an amount in cash equal to a percentage of the Participant's Compensation with respect to each Plan Year. If the Employer makes such an additional contribution, the percentage of each eligible Participant's Compensation that will be contributed under this subsection with respect to the various Groups of Employees is as follows:

       Employee Classification                             Additional
              Letter                                  Employer Contribution

                 F                                           9% of Gross Pay

                 H                                           9% of Base Pay

          C, D, E, G, I & J                         Not Eligible for Additional
                                                       Employer Contribution

         (d) The Employer in its discretion may make an additional contribution to the Plan on behalf of each Participant in the Employee Groups A and B, which contribution shall be allocated as provided below among the accounts of Participants in Employee Groups A and B. The Employer's additional contribution under this subsection shall first be allocated as a Level One Contribution. The Level One Contribution shall be allocated among the Employer Account of each eligible Participant of Groups A and B in the same proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year, and shall not exceed 7% of each such Participant's Compensation for the Plan Year. If any additional Employer contribution remains after allocation of the Level One Contribution, the remaining Employer contribution shall be allocated as Level Two Contribution. The Level Two Contribution shall be allocated among the Employer Account of each eligible Participant who is a Nonhighly Compensated Employee (i) in the same proportion that each such Nonhighly Compensated Participant's Compensation for the Plan Year bears to the total Compensation of all such Nonhighly Compensated Participants for the Plan Year and (ii) such that the total allocation to any Nonhighly Compensated Participant, considering both Level One and Level Two Contributions, is equal to seven percent of such Nonhighly Compensated Participant's Compensation.

         (e) All additional contributions by the Employer for any Plan Year provided for under the preceding two paragraphs, and all Forfeitures of additional Contributions, if any, during such year, which shall be used to reduce the Employer additional contribution, shall be allocated for such year to the Employer Account of each eligible Participant.

         (f) The amount of the Employer's discretionary matching and additional contributions, if any, shall be paid to the Trustee on or before the time required by law for filing the Employer's federal income tax return (including extensions) for the year with respect to which the contribution is made.

4.2A     ANNUAL LIMITATION ON PARTICIPANT ELECTIVE DEFERRALS

         (a) No Participant shall be permitted to make Elective Deferrals under this Plan during any calendar year in excess of $7,000 (including any other elective deferrals within the meaning of IRC section 402(g)(3) in the case of all other plans, contracts, or arrangements of the Employer), adjusted in the manner described in IRC section 402(g)(5) for the calendar year.

         (b) Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than each April 15th to Participants who claim such Excess Deferral Amounts for the preceding calendar year. A distribution pursuant to this Subsection 4.2A(b) of Excess Deferral Amounts and income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.3 or any other provision of the Plan. A distribution pursuant to this Subsection 4.2A(b) of Excess Deferral Amounts and income, gains and losses allocable thereto shall not be treated as a distribution for purposes of determining whether the distribution required by Section 7.3(b)--(h) is satisfied. Any distribution under this Subsection 4.2A(b) of less than the entire Excess Deferral Amount and income, gains and losses allocable thereto shall be treated as a pro rata distribution of Excess Deferral Amounts and income, gains and losses allocable thereto. In no case may an Employee receive from the Plan as a corrective distribution for a taxable year under this Subsection 4.2A(b) an amount in excess of the individual's total Elective Deferrals under the Plan for the taxable year.

         (c) "Excess Deferral Amount" shall mean those Elective Deferrals that are includable in a Participant's gross income under IRC section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under IRC section 402(g). An Excess Deferral Amount shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

         (d) The Participant's claim made pursuant to Subsection 4.2A(b) shall be in writing; shall be submitted to the Administrator no later than March 1 with respect to the preceding calendar year; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in IRC sections 401(k), 408(k), or 403(b), exceeds the limit imposed on the Participant by IRC section 402(g) for the calendar year in which the deferral occurred. A Participant is deemed to notify the Administrator of any Excess Deferral Amount that arises by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

         (e) The Excess Deferral Amount shall be adjusted for income or loss. The income or loss allocable to the Excess Deferral Amount is equal to the allocable income or loss for the taxable year of the individual as described in Paragraph (e)(i) below.

                  (i) The income or loss allocable to the Excess Deferral Amount for the taxable year of the individual is equal to the income or loss for the taxable year of the individual allocable to the Participant's Elective Deferrals multiplied by a fraction, the numerator of which is such Participant's Excess Deferral Amount for the taxable year, and the denominator is equal to the sum of the Participant's Elective Deferral Account as of the beginning of the taxable year, plus the Participant's Elective Deferrals for the taxable year.

         (f) The Excess Deferral Amount which may be distributed under Subsection 4.2A(b) with respect to an Employee for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Employee for the Plan Year beginning with or within such taxable year. In the event of a reduction under this Subsection 4.2A(f), the amount of Excess Contributions included in the gross income of the Employee and reported by the Employer as a distribution of Excess Contributions shall be reduced by the amount of the reduction under this Subsection 4.2A(f).

4.2B     AVERAGE ACTUAL DEFERRAL PERCENTAGE LIMITATION

         (a) The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees may not exceed the greater of:

                  (i) the Average Actual Deferral Percentage for all Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25, or

                  (ii) the Average Actual Deferral Percentage for all Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0, but not more than 2 percentage points in excess of the Average Actual Deferral Percentage of Eligible Employees who are Non-Highly Compensated Employees.

If any Highly Compensated Employee is eligible to make Elective Deferrals, to make after-tax contributions or to receive matching contributions, the disparities between the Average Actual Deferral Percentages of the respective groups shall be reduced as described in Section 4.2D.

         (b) Should neither limitation (i) nor (ii) in Subsection 4.2B(a) be met with respect to a Plan Year:

                  (i) A Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee contributions made by that Employee would exceed any stated limit under the Plan on Employee contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash; or

                  (ii) Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the employer maintaining the plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined Average Actual Deferral Percentage.

         Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the Plan. A distribution of Excess Contributions and income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.3 or any other provision of the Plan. A distribution pursuant to Paragraph 4.2B(b)(ii) of Excess Contributions and income, gains and losses allocable thereto shall not be treated as a distribution for purposes of determining whether the distribution required by Subsection 7.3(b)--(h) is satisfied. Any distribution under Paragraph 4.2B(b)(ii) of less than the entire Excess Contribution and income, gains and losses allocable thereto shall be treated as a pro rata distribution of Excess Contributions and income, gains and losses allocable thereto. In no event shall Excess Contributions for a Plan Year remain unallocated or be allocated to a suspense account for allocation to one or more employees in any future Plan Year.

         Excess Contributions shall be distributed from the Participant's Elective Deferral Account and qualified Employer Matching Account (if applicable) in proportion to the Participant's Elective Deferrals and qualified matching contributions (to the extent used in the Average Actual Deferral Percentage test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and qualified Employer Matching Account.

         (c) The Average Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or qualified matching contributions, or both, if treated as Elective Deferrals for purposes of the test described in Subsection (a)) allocated to his or her accounts under two or more arrangements described in IRC section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or qualified matching contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under IRC section 401(k).

         In the event that this Plan satisfies the requirements of IRC sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Internal Revenue Code only if aggregated with this Plan, then this Section shall be applied by determining the Average Actual Deferral Percentage of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy IRC section 401(k) only if they have the same Plan Year.

         (d) For purposes of determining the Average Actual Deferral Percentage of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or qualified matching contributions, or both, if treated as Elective Deferrals for purposes of the test described in Subsection (a)) and Compensation of such Participant shall include the Elective Deferrals and, if applicable, Qualified Nonelective Contributions and qualified matching contributions, or both) and Compensation for the Plan Year of Family Members (as defined in IRC section 414(q)(6)). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the Average Actual Deferral Percentage both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

         (e) For purposes of this Plan, "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

                  (i) The aggregate amount of Employer contributions actually taken into account in computing the Average Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

                  (ii) The maximum amount of such contributions permitted by the Average Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Average Deferral Percentages, beginning with the highest of such percentages).

In no case shall the amount of Excess Contributions for a Plan Year with respect to any Highly Compensated Employee exceed the amount of Elective Deferrals made on behalf of such Highly Compensated Employee for such Plan Year.

         (f) Excess Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Contributions is equal to the allocable income or loss for the taxable year of the individual as described in Paragraph
(f)(i) below.

                  (i) The income or loss allocable to Excess Contributions is equal to the income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, the Qualified Nonelective Contribution Account or the qualified Employer Matching Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year, and the denominator is equal to the sum of the Participant's account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or qualified matching contributions, or both, if any of such contributions are included in the Average Actual Deferral Percentage test) as of the beginning of the Plan Year, plus the Participant's Elective Deferrals (and Qualified Nonelective Contributions or qualified matching contributions, or both, if any of such contributions are included in the Average Actual Deferral Percentage test) for the Plan Year.

         (g) Coordination of Excess Contributions with Distribution of Excess Deferrals.

                  (i) The amount of Excess Contributions to be distributed under Subsection 4.2B(b) with respect to a Highly Compensated Employee for a Plan Year shall be reduced by any Excess Deferral Amount previously distributed in accordance with Subsection 4.2A(b) to such Participant for the Participant's taxable year ending with or within such Plan Year.

                  (ii) The Excess Deferral Amount that may be distributed under Subsection 4.2A(b) with respect to an Employee for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Employee for the Plan Year beginning with or within such taxable year. In the event of a reduction under this Paragraph (g)(ii), the amount of Excess Contributions included in the gross income of the Employee and the amount of Excess Contributions reported by the Employer as includable in the gross income of the Employee shall be reduced by the amount of the reduction under Subsection 4.2A(f).

         (h) The determination and correction of Excess Contributions of a Highly Compensated Employee and his Family Participants shall be calculated in accordance with Treasury Regulation section 1.401(k)-1(f)(5)(ii) and section 1.401(k)-1(g)(1)(ii)(C).

         (i) Should Subsection 4.2B(b) be applicable with respect to a Plan Year, the Employer may, in lieu of or in conjunction with the reductions described in Subsection 4.2B(b), contribute an additional amount (not limited to the amount needed to meet limitation (i) or (ii)) as a Nonelective Contribution, which shall be allocated, at the election of the Employer, only to Nonhighly Compensated Employees who made or were eligible to make, Elective Deferrals for such Plan Year. Such amounts shall, at the election of the Employer, be allocated either (i) in proportion to the Compensation of such individuals, or
(ii) in proportion to the Elective Deferrals of such individuals, or (iii) pro rata to each of such individuals. Contributions made pursuant to this Subsection
(i) shall be 100% vested at all times and shall be subject to the same limitations as to withdrawal and distribution as Elective Deferrals.

         (j) For purposes of determining the test described in this Subsection
(a), Elective Deferrals, Qualified Nonelective Contributions and qualified matching contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

         (k) The Employer shall maintain records sufficient to demonstrate satisfaction of the test described in this Section 4.2B and the amount of Qualified Nonelective Contributions or qualified matching contributions, or both, used in such test.

         (l) The determination and treatment of the Average Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.2C     AVERAGE CONTRIBUTION PERCENTAGE LIMITATION

         (a) The Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees may not exceed the greater of:

                  (i) the Average Contribution Percentage for all Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25, or

                  (ii) the Average Contribution Percentage for all Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0, but not more than 2 percentage points in excess of the Average Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees.

If any Highly Compensated Employee is eligible to make Elective Deferrals and is eligible to make after-tax contributions or to receive matching contributions, the disparities between the Average Contribution Percentages of the respective groups will be reduced in accordance with Section 4.2D.

         (b) The Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to make after-tax contributions or to receive matching contributions allocated to his account under two or more plans to which contributions to which IRC section 401(m) applies that are maintained by the Employer or an Affiliated Employer shall be determined as if all such after-tax contributions and matching contributions were made under a single plan for purposes of this Section 4.2C. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under IRC section 401(m).

         (c) In the event this Plan satisfies the requirements of IRC section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of IRC section 410(b) only if aggregated with this Plan, then this Section 4.2C shall be applied by determining the Contribution Percentage of Eligible Employees as if all such plans were a single plan.

         (d) For purposes of determining the Contribution Percentage of an Eligible Employee who is a Highly Compensated Employee, and who is subject to the family aggregation rules of IRC section 414(q)(6) because he is either a five percent owner or one of the ten most highly compensated employees, the after-tax contributions, matching contributions and Compensation of such Eligible Employee shall include the after-tax contributions, matching contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees.

         (e) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the after-tax and matching contributions (or amounts treated as matching contributions) of each family member that is combined to determine the combined Average Contribution Percentage. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan. A distribution of Excess Aggregate Contributions and income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.3 or any other provision of the Plan. A distribution pursuant to this Subsection 4.2C(e) of Excess Aggregate Contributions and income, gains and losses allocable thereto shall not be treated as a distribution for purposes of determining whether the distributions required by Subsections 7.3(b)--(h) are satisfied.

         (f) For purposes of this Plan, "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

                  (i) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Average Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                  (ii) The maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Deferral Amounts pursuant to Section 4.2A and then determining Excess Contributions pursuant to
Section 4.2B. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Employee exceed the amount of after-tax contributions and matching contributions made on behalf of such Highly Compensated Employee for such Plan Year.

         (g) Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions Amount is equal to the allocable income or loss for the taxable year of the individual as described in Paragraph (g)(i) below.

                  (i) The income or loss allocable to Excess Aggregate Contributions is equal to the Participant After-Tax Account, Employer Matching Account (if any, and if all amounts therein are not used in the Average Actual Deferral Percentage test) and, if applicable, Qualified Nonelective Contribution Account and Elective Deferral Account of the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the Plan Year, and the denominator is equal to the sum of the Participant's account balance(s) attributable to after-tax contributions, matching contributions and, if applicable, Qualified Nonelective Contributions and Elective Deferrals as of the beginning of the Plan Year, plus the after-tax contributions, matching contributions and, if applicable, Qualified Nonelective Contributions and Elective Deferrals for the Plan Year.

         (h) The determination and correction of Excess Aggregation Contributions of a Highly Compensated Employee and his Family Members shall be calculated in accordance with Treasury Regulation section 1.401(m)-1(e)(2)(iii) and section 1.401(m)-1(f)(1)(ii)(C).

         (i) Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant After-Tax Account, Employer Matching Account, and qualified

Employer Matching Account (and, if applicable, the Participant's Qualified Nonelective Contribution Account or Elective Deferral Account, or both).

         (j) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions.

         (k) Notwithstanding the foregoing, no forfeitures arising under this
Section 4.2C shall remain unallocated or be allocated to a suspense account for allocation to one or more Employees in any future Plan Year.

         (l) Nothing contained in this Article IV shall prevent the Administrator from reducing the rate of after-tax contributions during the Plan Year for Highly Compensated Employees in order to meet the test of Subsection 4.2C(a).

4.2D     MULTIPLE USE OF ALTERNATIVE LIMITATION

         (a) The Average Actual Deferral Percentage or Average Contribution Percentage of Highly Compensated Employees shall be adjusted as described in Subsection 4.2D(b) below if all of the following conditions of this Subsection 4.2D(a) apply--

                  (i) One or more Highly compensated Employees of the Employer or an Affiliated Employer are eligible to participate both in an IRC section 401(k) arrangement and in a plan maintained by the Employer or an Affiliated Employer subject to IRC section 401(m);

                  (ii) The sum of the Average Actual Deferral Percentage of all Eligible Employees under the plans described in Paragraph (a)(i) who are Highly Compensated Employees and the Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated Employees exceeds the Aggregate Limit described in Subsection 4.2D(e);

                  (iii) The Average Actual Deferral Percentage of the entire group of Eligible Employees who are Highly Compensated Employees exceeds the amount described in Paragraph 4.2B(a)(i); and

                  (iv) The Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated Employees exceeds the amount described in Paragraph 4.2C(a)(i).

          (b) The Administrator shall elect to reduce either the Average Actual Deferral Percentage or the Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated Employees in accordance with this Subsection 4.2D(b). The amount of the reduction to the Average Actual Deferral Percentage of the entire group of Eligible Employees who are Highly Compensated Employees shall, if elected, be calculated and accomplished in the manner described in Subsection 4.2B(e) or the amount of the reduction to the Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated Employees shall, if elected, be calculated and accomplished in the manner described in Subsection 4.2C(f), so that in either case the

Aggregate Limit described in Subsection 4.2D(e) shall not be exceeded. The Administrator may elect to reduce the Actual Deferral Percentage or the Contribution Percentage either for all Highly Compensated Employees under the Plan who are subject to reduction or for only those Highly Compensated Employees who are eligible in both the arrangements subject to IRC section 401(k) and the plan subject to IRC section 401(m).

          (c) The required reduction described in Subsection 4.2D(b) shall be treated as an Excess Contribution or Excess Aggregate Contribution under the Plan as the case may be.

          (d) For purposes of applying Subsection 4.2D(a), the Average Actual Deferral Percentage and Average Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees shall be determined after any corrective distribution of Excess Deferral Amounts pursuant to Subsection 4.2A(b), Excess Contributions pursuant to Paragraph 4.2B(b)(ii), or Excess Aggregate Contributions pursuant to Subsection 4.2C(e) and after any recharacterization of Excess Contributions pursuant to Paragraph 4.2B(b)(i) required without regard to this Section 4.2D. Only plans and arrangements maintained by the same Employer or an Affiliated Employer shall be taken into account under this Section 4.2D.

          (e) For purposes of this Section 4.2D, the "Aggregate Limit" shall mean the greater of (i) or (ii) where--

                  (i)      is the sum of:

                  (A) 125% of the greater of (I) the Average Actual Deferral Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, or (II) the Average Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, and

                  (B) two percentage points plus the lesser of Subparagraphs 4.2D(e)(i)(A)(I) or 4.2D(e)(i)(A)(II) above. In no event, however, shall the amount described in this Subparagraph 4.2D(e)(i)(B) exceed 200% of the lesser of Subparagraphs 4.2D(e)(i)(A)(I) or (II) above; and

                  (ii)     is the sum of:

                  (A) 125% of the lesser of (I) the Average Actual Deferral Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, or (II) the Average Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, and

                  (B) two percentage points plus the greater of Subparagraphs 4.2D(e)(ii)(A)(I) or 4.2D(e)(ii)(A)(II) above. In no event, however, shall the amount described in this Subparagraph 4.2D(e)(ii)(B) exceed 200% of the lesser of Subparagraph 4.2D(e)(ii)(A)(I) or (II) above.

4.3       PERMISSIBLE TYPES OF EMPLOYER CONTRIBUTIONS

          Payments on account of the contributions due from the Employer for any year may be made in cash or in kind; except that assets may not be contributed if such contribution violates the prohibited transaction rules of IRC section 4975, or the corresponding rules under ERISA section 406, if applicable.

4.4       ROLLOVER CONTRIBUTIONS

          (a) Any Employee may make a Rollover Contribution to the Plan provided, however, that the trust from which the funds are to be transferred must permit the transfer to be made, and provided, further, the Employer is reasonably satisfied that such transfer will not jeopardize the tax exempt status of this Plan or Trust or create adverse tax consequences for the Employer. Rollover Contributions shall be made by delivery to the Trustee (or to the Employer for delivery to the Trustee) for deposit in the Trust. All Rollover Contributions must be in cash. The Trustee will not accept rollovers of accumulated deductible employee contributions from a Simplified Employee Pension Plan, nor will the Trustee accept rollovers in the form of a direct transfer from any qualified plan that is required to provide benefits in the form of a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity, as defined in IRC section 417(b) and (c). An Employee who makes a Rollover Contribution to the Plan but who otherwise is not eligible to participate in the Plan shall not be considered an eligible participant under
Section 3.1 merely because he or she made such Rollover Contribution.

          (b) If the Administrator accepts such transfer of funds, it shall allocate them to a separate or segregated account established for such purpose ("Rollover Account"). If the funds are allocated to a segregated account, they shall be invested separately and any appreciation, depreciation, gain, or loss with respect to such account, and any related expenses shall be allocated to such account; such funds shall be 100% vested.

          (c) Rollover Contributions shall not be considered to be Participant contributions for the purpose of calculating the limitations under Section 5.4.


                                                     ARTICLE V

                                            ADMINISTRATION OF ACCOUNTS

5.1       INVESTMENTS

          The amounts allocated to the Employer and Participant Accounts shall be invested by the Trustee (except as provided in Section 9.4) in accordance with Article VIII.

5.2       INVEST IN SINGLE FUND AND REASONABLE RULES

          The Trustee may cause all contributions paid to it by the Employer and, if applicable the Participant, and the income therefrom, without distinction between principal and income, to be held and administered as a single fund, and the Trustee shall not be required to invest separately any share of any Participant except as provided in Sections 7.4 and 8.11. The Trustee may adopt reasonable rules for the administration of such common fund and for the determination of the proportionate interest of each Participant in the fund.

5.3       VALUATION OF ASSETS AND ALLOCATION OF CHANGES

          The assets of the Trust Fund will be valued as of the close of the last day of each Plan Year or such other valuation date selected by the Administrator at their fair market value and the Employer Account (or Employer Accounts if the Participant has Accrued Benefits for service incurred both prior and subsequent to 5 consecutive One Year Breaks in Service), including any Employer Account held in suspense, and, if applicable, the Participant Deferral Account of each Participant shall be adjusted for any net appreciation or net depreciation in the assets of the Plan and any net income or net loss of the Trust for such year, with each account being credited or charged in the ratio that the amount of the account (as of the close of the last day of the Plan
Year) bears to the total (as of the close of the last day of the Plan Year) of all remaining non-segregated accounts. For the purpose of such adjustment of accounts, any contribution made by the Employer with respect to that Plan Year shall be considered as having been made immediately after such valuation and adjustment, unless such contributions are actually allocated to a Participant's account prior to such valuation. In making the adjustments required by this Section the cash value of any life insurance, and the value of any amounts segregated in accordance with Sections 7.4 and 8.11 shall not be considered in determining the amount of net appreciation, depreciation, gain or loss to be allocated to such account. The amount of any net appreciation, depreciation, gain or loss with respect to such cash value or segregated account shall be allocated to the individual account with respect to which it arose. In addition to the valuations required by the first sentence of this Section 5.3, the Trust Fund may be valued at such other times during the Plan Year as the Administrator deems appropriate.

5.4       LIMITATIONS ON ALLOCATIONS TO EACH PARTICIPANT

          (a) (i) If the Participant does not participate in, and has never participated in, another qualified plan maintained by the employer or a welfare benefit fund, as defined in IRC section 419(e) maintained by the employer, or an individual medical account, as defined in IRC section 415(l)(2), maintained by the employer, which provides an annual addition as defined in Paragraph (d)(i), the amount of annual additions which may be credited to the Participant's account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

                  (ii) Prior to determining the Participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

                  (iii) As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

                  (iv) If, pursuant to Paragraph (a)(iii) or as a result of an allocation of Forfeitures there is an excess amount the excess will be disposed of as follows:

     (1) Any elective deferrals, within the meaning of Code Section 402(g)(3), shall be distributed to the Participant and any nondeductible voluntary employee contributions will be returned to the Participant to the extent that such distribution or return would reduce the excess amount.

     (2) If after the application of Subparagraph (1) an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's account will be used to reduce employer contributions (including any allocation of Forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

     (3) If after the application of Subparagraph (1) an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce employer contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

     (4) If a suspense account is in existence at any time during a limitation year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participant's accounts before any employer or Employee contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants.

          (b) (i) This Subsection (b) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the employer, a welfare benefit fund, as defined in IRC section 419(e) maintained by the employer, or an individual medical account, as defined in IRC section 415(l)(2), maintained by the employer, which provides an annual addition as defined in Paragraph (d)(i), during any limitation year. The annual additions which may be credited to a Participant's account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under the other defined contribution plans and welfare benefit funds maintained by the employer are less than the maximum permissible amount and the employer contribution that would otherwise cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's account under this Plan for the limitation year.

                  (ii) Prior to determining the Participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a Participant in the manner described in Paragraph
(a)(ii).

                  (iii) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

                  (iv) If, pursuant to Paragraph (b)(iii) or as a result of the allocation of forfeitures, a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                  (v) If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

                           (1)      the total excess amount allocated as of
such date, times

                           (2)      the ratio of (i) the annual additions
allocated to the Participant for the limitation year as of such date under this Plan to (ii) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans.

                  (vi) Any excess amount attributed to this Plan will be disposed in the manner described in Paragraph (a)(iv).

          (c) If the employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit fraction and defined contribution fraction will not exceed 1.0 in any limitation year. The annual additions which may be credited to the Participant's account under this Plan for any limitation year are limited as follows: If the Participant's defined benefit fraction and defined contribution fraction would otherwise exceed 1.0, the Participant's accruals under the defined benefit plan will be reduced to the extent necessary to prevent such combined fraction from exceeding 1.0 before any annual additions to this Plan or any other defined contribution plan maintained by the employer are reduced.

          (d)     Definitions.

                  (i) Annual additions: The sum of the following credited to a Participant's account for the limitation year:

                           (1)      employer contributions,

                           (2)      employee contributions,

                           (3)      forfeitures, and

     (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in IRC section 415(l)(2), which is part of a pension or annuity plan maintained by the employer are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in IRC section 419A(d)(3), under a welfare benefit fund, as defined in IRC section 419(e), maintained by the employer are treated as annual additions to a defined contribution plan.

                  For this purpose, any excess amount applied under (a)(iv) or
(b)(vi) in the limitation year to reduce employer contributions will be considered annual additions for such limitation year.

                  (ii) Compensation: Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation section 1.62-2(c)), and excluding the following:

       (1) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or employer contributions under a Simplified Employee Pension Plan to the extent such contributions are deductible by the employee, or any distributions form a plan of deferred compensation;

       (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

       (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

       (4) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in IRC section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

                  For any self-employed individual compensation will mean earned income.

                  For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this Section 5.4, compensation for a limitation year is the compensation actually paid or made available during such limitation year.

                  Notwithstanding the preceding sentence, compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in IRC section 22(e)(3)) is the compensation such Participant would have received for the limitation year before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in IRC section 414(q)) and contributions made on behalf of such Participant are nonforfeitable when made.

                  (iii) Defined benefit fraction: A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the limitation year under IRC sections 415(b) and (d) or 140% of the highest average compensation, including any adjustments under IRC section 415(b).

                  Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of IRC section 415 for all limitation years beginning before January 1, 1987.

                  (iv) Defined contribution dollar limitation: $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in IRC section 415(b)(1) as in effect for the limitation year.

                  (v) Defined contribution fraction: A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the employer, and the annual additions attributable to all welfare benefit funds, as defined in IRC section 419(e), and individual medical accounts, as defined in IRC section 415(l)(2), maintained by the employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the employer (regardless of whether a defined contribution plan was maintained by the employer). The maximum aggregate amount in any limitation year is the lesser of

125% of the dollar limitation determined under IRC sections 415(b) and (d) in effect under IRC section 415(c)(1)(A) or 35% of the Participant's compensation for such year.

                  If the Employee was a Participant as of the end of the first day of the limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the IRC section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

                  The annual addition for any limitation year beginning before January 1, 1987, shall not be computed to treat all employee contributions as annual additions.

                  With respect to each Participant, for years of service ending prior to January 1, 1983, the amount taken into account in the denominator of the defined contribution fraction, as set forth above, may, at the election of the Plan Administrator, be an amount equal to the denominator of the defined contribution fraction for the Plan Year ending in 1982, as determined under the law immediately prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982, multiplied by the transition fraction described in IRC section 415(e)(6).

                  (vi) Employer: For purposes of this Section 5.4, employer shall mean the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in IRC section 414(b) as modified by IRC section 415(h)), all commonly controlled trades or businesses (as defined in IRC section 414(c) as modified by IRC section 415(h), or affiliated service groups (as defined in IRC section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under IRC section 414(o).

                  (vii) Excess amount: The excess of the Participant's annual additions for the limitation year over the maximum permissible amount.

                  (viii) Highest average compensation: The average compensation for the three consecutive years of service with the employer that produces the highest average. A year of service with the employer is the 12-consecutive month period used for measuring Compensation in the second paragraph of Section 2.9.

                  (ix) Limitation year: The Plan Year, unless the Employer elects in writing a different 12-consecutive month period. All qualified plans maintained by the employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

                  (x) Maximum permissible amount: The maximum annual addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of:

                       (1)      the defined contribution dollar limitation, or

                       (2) 25% of the Participant's compensation for the limitation year.

                  The compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of IRC section 401(h) or IRC section 419A(f)(2)) which is otherwise treated as an annual addition under IRC section 415(l)(1) or section 419A(d)(2).

                  If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                    Number of months in the short limitation year
                ---------------------------------------------------------
                                           12

                  (xi) Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

                           (1)      the Participant will continue employment
until normal retirement age under the plan (or current age, if later), and

                           (2)      the Participant's compensation for the
current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

5.5       DESIGNATION OF BENEFICIARY

          Each Participant may designate from time to time in writing one or more Beneficiaries, who will receive the Participant's vested Accrued Benefit in the event of the Participant's death. If the Participant dies without having made a Beneficiary designation, the Trustee shall distribute such benefits in the following order of priority to the deceased Participant's: (a) spouse, (b) lineal descendants, (c) parents, or (d) estate.

          However, in the event of the death of a married Participant, the surviving spouse must be the sole beneficiary unless the surviving spouse has consented in writing to a different election, has acknowledged the effect of such election, and the consent and acknowledgement are witnessed by the Administrator or a notary public. The consent of the spouse shall not be necessary if it is established to the satisfaction of the Administrator that there is no spouse, the spouse cannot reasonably be located, or for such other reasons as the regulations may prescribe. The consent of a spouse as reason for not requiring such consent shall be applicable only to that spouse. If the spouse of a Participant becomes locatable or if a Participant remarries, it shall be the duty of the Participant to bring that fact to the attention of the Administrator. If the Participant so notifies the Administrator, the Administrator shall then, if applicable, proceed to make available to such spouse the consent of spouse procedures described in this Section.


                                                    ARTICLE VI

                                                      VESTING

6.1       PARTICIPANT DEFERRAL ACCOUNT 100 PERCENT VESTED

          The Accrued Benefit in the Participant Deferral Account shall be 100% vested at all times.

6.2       EMPLOYER ACCOUNT VESTING ON DEATH, RETIREMENT,
          OR TOTAL AND PERMANENT DISABILITY

          If a Participant's employment is terminated for death, for Total and Permanent Disability, or upon a Participant attaining Normal Retirement Age, 100% of the Accrued Benefit shall vest in the Participant (or in his Beneficiary, as the case may be) and shall be distributed in accordance with the provisions of Article VII.

6.3       EMPLOYER ACCOUNT VESTING ON TERMINATION

          If a Participant's employment is terminated prior to attaining Normal Retirement Age except for death or Total and Permanent Disability, the following percentages of the Accrued Benefit in the Employer Account of the Participant shall vest in the Participant and shall be distributed to or set aside for him (or his Beneficiary) in accordance with the provisions of Article VII:

                                                    Vested percentage of
                  Total Service for Vesting            Employer Account

                  1 year of service                            20%
                  2 years of service                           40%
                  3 years of service                           60%
                  4 years of service                           80%
                  5 or more years of service                  100%


          The Accrued Benefit of a Participant which is not vested as above provided shall be retained by the Trustee for allocation as a Forfeiture, in accordance with the provisions of Sections 4.2, 6.5, 7.9, and 7.11.

6.4       FORFEITURE FOR CERTAIN ACTS

          Notwithstanding the provisions of Section 6.3, a Participant who has less than 5 years of Total Service for Vesting shall forfeit any amount accrued in his Employer Account if he should commit any criminal act or willful or malicious act which damages the Employer or other Employees.

6.5       RESTORATION OF FORFEITURES

          If a Participant is less than 100% vested, and either (i) he receives a distribution from the Plan and forfeits part of his Accrued Benefit, and then, if the Participant resumes employment with the Employer before the occurrence of five consecutive One Year Breaks in Service, or (ii) the Participant receives an in-service distribution, then until such time as there is a fifth consecutive One Year Break in Service, the Participant's vested portion of the balance in his account at any time shall be equal to an amount ("X") determined by the formula X = P(AB + (R X D)) - (R X D), where "P" is the vested percentage of the Participant at such time, "AB" is the balance in the Participant's account at such time and "D" is the amount of the distribution not previously repaid by the Participant in accordance with Section 7.11 (if applicable), and "R" is the ratio of the account balance at the relevant time to the account balance after distribution.

          If the Participant's forfeited Accrued Benefit is restored pursuant to this Section 6.5, the restoration shall be made first out of Forfeitures, if any, and then by additional Employer contributions.


                                                    ARTICLE VII

                                             DISTRIBUTION OF BENEFITS

7.1       METHOD OF DISTRIBUTION OF PARTICIPANT AFTER-TAX ACCOUNT

          (a) If a Participant's employment is terminated at any time for any reason, there shall be distributed to him, in a lump sum as soon as practicable after his Termination Date, the amount, if any, of his Participant After-Tax Account. Prior to his Termination Date, a Participant may, upon reasonable notice to the Administrator, withdraw, in the order prescribed in Subsection
(b), an amount from his Participant After-Tax Account which does not exceed the account balance. A Participant shall be permitted one withdrawal per quarter.

          (b) If a Participant requests a withdrawal prior to his Termination Date from his Participant After-Tax Account, any amounts distributed to him shall be withdrawn in the following sequence:

                  (i) Part or all of his Participant after-tax contributions made before January 1, 1987 not previously withdrawn, which shall have been allocated to a Participant After-Tax sub-Account for pre-1987 after-tax contributions, but not more than the current value thereof;

                  (ii) Upon the withdrawal of all amounts withdrawn pursuant to
(i), part or all of his Participant after-tax contributions made after December 31, 1986 not previously withdrawn, but not more than the current value thereof together with the share of accumulated income, gains and losses attributable to the Participant after-tax contributions so distributed (determined at the time of such distributions); and

                  (iii) Upon the withdrawal of all amounts withdrawable pursuant to Paragraphs 7.1(b)(i) and (ii), a Participant may withdraw part or all of the accumulated income, gains and losses on his Participant After-Tax Account not previously withdrawn.

The amount of accumulated income, gains and losses attributable to the distribution of Participant after-tax contributions made after December 31, 1986, pursuant to Paragraph 7.1(b)(ii), shall be determined by multiplying the sum distributed by a fraction, the numerator of which is the difference, determined immediately before such distribution, between the value of the post-1986 portion of the Participant After-Tax Account and the post-1986 Participant contributions, and the denominator of which is the value of the post-1986 Participant After-Tax Account immediately before such distribution. "Post-1986 Participant contributions" shall refer to Participant after-tax contributions made after December 31, 1986, and "post-1986 Participant After-Tax Account" shall refer to after-tax contributions made after December 31, 1986 and the accumulated income, gains and losses thereon.

7.1A      HARDSHIP DISTRIBUTION

          A Participant may apply in writing to the Administrator for a hardship withdrawal of part or all of his net distributable amount. The net distributable amount is equal to the distributable amount, reduced by the amount of previous distributions on account of hardship. The distributable amount is equal to the sum of (i) the Participant's total Elective Deferrals as of the date of distribution, (ii) income allocable to Elective Deferrals that is credited to the Participant's Elective Deferral Account before the end of the last Plan Year ending before July 1, 1989, (iii) amounts treated as Elective Deferrals that are credited to the Participant's Account before the end of the last Plan Year ending before July 1, 1989, and (iv) income allocable to amounts treated as Elective Deferrals that is credited to the Participant's Account before the end of the last Plan Year ending before July 1, 1989. The Administrator in its discretion and in accordance with the provisions of this Section 7.1A shall determine what portion or all of such vested Account Balance is necessary to alleviate the hardship. A distribution is on account of hardship only if the distribution both is made on account of an immediate and heavy financial need of the Participant as determined in accordance with Subsection (a) below and is necessary to satisfy such financial need as determined in accordance with Subsection (b) below. The determination by the Administrator of the existence of an immediate and heavy financial need and of the amount necessary to meet the need shall be made in a nondiscriminatory and uniform manner. The determination of hardship by the Administrator shall be final and binding.

          (a) A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is for:

                  (i) expenses for medical care described in IRC section 213(d) incurred by the Participant or necessary for the Participant to obtain medical care described in IRC section 213(d);

                  (ii) expenses for medical care described in IRC Section 213(d) incurred by the Participant's spouse, or any dependents of the Participant (as defined in IRC section 152), or necessary for these persons to obtain medical care described in IRC section 213(d);

                  (iii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                  (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of that residence; or

                  (v) such other financial needs as prescribed by the Commissioner of the Internal Revenue Service.

          (b) A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                  (i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

                  (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

                  (iii) the Participant does not make an Elective Deferral for his taxable year immediately following the taxable year of the hardship distribution in excess of the $7,000 limit (adjusted for the cost of living) for such next taxable year less the amount of such Participant's Elective Deferral for the taxable year of the hardship distribution; and

                  (iv) the Participant does not make an Elective Deferral, after-tax contribution or contribution to all other plans maintained by the Employer for a 12-month period following the date of receipt of the hardship distribution. For this purpose, the phrase "all other plans maintained by the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of IRC section 125. However, such phrase does not include a health or welfare benefit plan, including one that is part of a cafeteria plan.

          If additional methods for distributions are prescribed by the Commissioner of the Internal Revenue Service, such additional methods for distributions are hereby incorporated by reference.

7.2       METHOD OF DISTRIBUTION OF EMPLOYER ACCOUNT

          (a) The Participant shall elect to receive distribution of his vested Accrued Benefit in one of the following forms: (a) a lump-sum distribution, (b) an installment distribution consisting of approximately equal annual or more frequent installments (subject to the limitations of Section 7.3) over a term certain, or (c) a Cash-Out.

          (b) If an Employee terminates service, and the value of the Employee's vested account balance derived from Employer and Employee contributions is not greater than $3,500, the Employee will receive a distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as a Forfeiture. A participant's vested account balance shall not include accumulated deducible employee contributions within the meaning of IRC section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

7.3       TIME OF DISTRIBUTION

          (a) After the Participant has attained the Normal Retirement Age, has died, or has terminated his employment, then the first installment, the lump-sum payment or Cash-Out, as the case may be, shall be made no more than 90 days after the end of the Plan Year in which the event occurs, or as soon thereafter as administratively feasible. If the distribution is made prior to the time the Participant attains the later of age 62 or the Normal Retirement Age under the Plan, the Participant must consent to the distribution (in the manner described in the following two paragraphs of this Subsection 7.3(a)), unless it is in the form of an involuntary Cash-Out. If the distribution is delayed until the Participant incurs a One Year Break in Service or is 100% vested, it shall be made within 90 days of the occurrence of such event. However, in all events, unless the Participant elects otherwise, such distributions shall begin no later than 60 days after the end of the Plan Year in which occurs the latest of the following:

                  (i) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age;

                  (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                  (iii)    the Termination Date.

          If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant must consent to any distribution of such account balance. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy IRC section 401(a)(9) or IRC section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in IRC section 4975(e)(7)), the Participant's account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in IRC section 4975(e)(7)), then the Participant's account balance will be transferred, without the

Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

          An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 62.

          For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of IRC section 72(o)(5)(B).

          (b) If distributions are made in installments rather than a lump-sum distribution or a Cash-Out, then (i) the installments must be over a period of 10 years or less or (ii) the amount of the installment to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his designated beneficiary. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

          The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

          If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of IRC section 401(a)(9) and the proposed regulations thereunder.

          (c) If the Participant dies after distributions to him have begun but before his entire Accrued Benefit has been distributed to him, the remaining portion of his Accrued Benefit shall be distributed from the Plan at least as rapidly as under the method of distribution previously established for him, if such method was irrevocable at the time of his death.

          (d) If the Participant dies before distribution of his interest commences, then distributions of the Participant's remaining Accrued Benefit must be completed by the end of the fifth calendar year following the year of his death. However, installment distributions to a designated beneficiary which begin not later than the end of the calendar year following the death of the Participant shall be treated as complying with this 5 year distribution requirement (even though the installment payments are not completed within 5 years of the Participant's death) if the distributions are made at a rate which is not longer than that calculated (in the manner described in Subsection (b) of this Section 7.3) to provide payment of all the Participant's Accrued Benefit during the anticipated life expectancy of the designated beneficiary. Provided that if the designated beneficiary is the surviving spouse of the deceased Participant, the distributions can begin as long after the Participant's death as the date on which the deceased Participant would have attained the age of 70-1/2. If the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this Subsection (d) shall be applied as if the surviving spouse were the Participant.

          If the Participant has not made an election pursuant to this Subsection (d) by the time of his or her death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of
(1) December 31 of the calendar year in which distributions would be required to begin under this Subsection, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (e) For purposes of this Section 7.3, any amount paid to a child of a Participant will be treated as if it had been paid to the surviving spouse of the Participant if such remaining amount becomes payable to the surviving spouse when the child reaches the age of majority.

          (f) For the purposes of Section 7.3, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Subsection 7.3(d) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Subsection 7.3(d)). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

          (g)     Definitions.

                  (i) "Applicable life expectancy." The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                  (ii) "Designated Beneficiary." The individual who is designated as the beneficiary under the Plan in accordance with IRC section 401(a)(9) and the proposed regulations thereunder.

                  (iii) "Distribution calendar year." A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Subsection 7.3(d) above.

                  (iv) "Life expectancy." Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Treasury Regulations section

1.72-9, or, in the case of payments under a contract issued by an insurance company, by use of the life expectancy tables of the insurance company.

                  Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Subsection 7.3(d)) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                  (v)      "Participant's benefit."

(1) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

(2) For purposes of Subparagraph (1) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                  (vi)     "Required beginning date."

(1) The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

(2) The required beginning date of a Participant who attains age 70-1/2 before January 1, 1988, shall be determined in accordance with (A) or (B) below:

                (A) Non-5-percent owners. The required beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                (B) 5-percent owners. The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                (I) the calendar year in which the Participant attains age 70-1/2, or

                                            (II)     the earlier of the calendar
                                                     year with or within which
                                                     ends the Plan Year in which
                                                     the Participant becomes a
                                                     5-percent owner, or the
                                                     calendar year in which the
                                                     Participant retires.

The required beginning date of a Participant who is not a 5-percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

   (3) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this Section if such Participant is a 5-percent owner as defined in IRC section 416(i) (determined in accordance with IRC section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year in which such owner attains age 66-1/2 or any subsequent Plan Year.

  (4) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

7.4       SEGREGATION IF INSTALLMENT DISTRIBUTION

          The Administrator may determine that the Employer and Participant Accounts of a Participant who is no longer an Employee shall be segregated and set aside, in which event the Administrator shall direct the Trustee to segregate the vested portion (as defined in Article VI) of the entire balance of the Participant's Employer Account and Participant Deferral Account, if applicable, and to deposit such portion in a separate interest bearing account at a bank or savings and loan association, and said account shall cease to participate in the income or net loss or appreciation or depreciation of the Trust Fund, as of the beginning of the Plan Year in which such segregation occurs, and instead will be credited with the full amount of interest earned thereon.

7.5       NON-SEGREGATION IF INSTALLMENT DISTRIBUTION

          In the event the Administrator does not segregate (as provided in Section 7.4) the Employer Account and Participant Deferral Account, if applicable, of a Participant, said account shall continue to be treated, without interruption, in the same manner as when the Participant was an Employee, in which case the installment distributions shall be adjusted upward or downward to reflect appreciation or depreciation, or income or loss in the account balance.

7.6       DISTRIBUTION AFTER DEATH OF PARTICIPANT

          In the event of the death of a Participant after installment payments have begun, but prior to completion of such payments, the full amount of such unpaid benefits shall continue to be paid in the form of the previously established installments except that the Beneficiary may request that the remaining Accrued Benefit be paid in a lump sum.

          In the event of the death of the Participant prior to the start of any payment of his Accrued Benefit, distributions shall be made in the form and at the time or times selected by the Beneficiary pursuant to Sections 7.2 and 7.3.

7.7       DISTRIBUTION AFTER DEATH OF BENEFICIARY

          In the event of the death of a Beneficiary (or a contingent Beneficiary, if applicable) prior to the completion of payment of benefits due the Beneficiary from the Plan, the full amount of such unpaid benefits shall at once vest in and become the property of the estate of said Beneficiary. In determining the amount of such unpaid benefits, no adjustment shall be made by reason of any net income, or net loss, of the Trust, or any net appreciation or net depreciation by the Trust's assets subsequent to the beginning of the Plan Year in which such final distribution occurs.

7.8       DIRECT ROLLOVER

          Notwithstanding any other provision of the Plan, the Administrator shall advise any distributee entitled to receive an eligible rollover distribution, at the same time as any notice required to be given pursuant to
Article VII (or such other time as is permitted by law) of his right to elect a direct rollover to an eligible retirement plan, pursuant to the provisions of this Section. To elect a direct rollover the distributee must request in writing to the Administrator that all or a specified portion of the eligible rollover distribution be transferred directly to an eligible retirement plan. If more than one direct rollover distribution will be made, the notice specified in the first sentence of this Section must state that the distributee's initial election to make or not to make a direct rollover will remain in effect unless he gives the Administrator written instructions to change the election, in which case the new election will remain in effect until changed.

          For purposes of this Section, the following definitions shall apply:

          (a) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

          (b) A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's (or former Employee's) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in IRC section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          (c) An "eligible retirement plan" is a retirement plan which meets the requirements of IRC section 401(a), an annuity described in IRC section 403(a), an individual retirement account described in IRC section 408(a), or an individual retirement annuity (other than an endowment contract) described in IRC section 408(b), the terms of which permit the acceptance of a direct rollover of the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity. The Administrator may establish reasonable procedures for ascertaining that the eligible retirement plan meets the preceding requirements.

          (d) An "eligible rollover distribution" is any distribution from this Plan on or after January 1, 1993 of all or any portion of the balance to the credit of the distributee, except for distributions (or portions thereof) which are--

                  (i) Part of a series of substantially equal periodic payments (not less frequently than annually) made over the life of the Employee (or the joint lives of the Employee and the Employee's designated beneficiary), the life expectancy of the Employee (or the joint life and last survivor expectancy of the Employee and the Employee's designated beneficiary), or a specified period of ten years or more;

                  (ii) Required under IRC section 401(a)(9) (relating to the minimum distribution requirements); or

                  (iii) The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation in employer securities described in IRC section 402(e)(4)).

7.9       SUSPENSE ACCOUNT FOR TERMINATED PARTICIPANTS

          If a Participant has terminated his employment but his Employer Account is not 100% vested and he has not had 5 consecutive One Year Breaks in Service subsequent to his termination, all funds in his Employer Account shall be held in suspense until the happening of the soonest of the following: (i) the Participant returning to employment with the Employer, or (ii) the occurrence of 5 consecutive One Year Breaks in Service with respect to the Participant, or
(iii) the Participant attaining Normal Retirement Age. At such time the Participant's Employer Account shall cease to be held in suspense. If a Participant has returned to employment prior to incurring 5 consecutive One Year Breaks in Service, his Employer Account which has been held in suspense shall be restored to his credit. If 5 consecutive One Year Breaks in Service occur, the non-vested portion of the Employer Account held in suspense will be forfeited and reallocated in accordance with Section 4.2 for the Plan Year in which such Forfeiture occurs; the vested portion shall be distributed in accordance with the provisions of Article VII. In the case of a Participant attaining Normal Retirement Age while his Employer Account is being held in suspense, the entire amount will be distributed in accordance with the provisions of Article VII.

          Such suspense account shall share in any appreciation, depreciation, or net income or loss as if it were not in suspense, except that an account which is in suspense shall have no Forfeitures allocated to it for a Plan Year in which the Employee does not have a Year of Service for Accrual of Benefits.

          Notwithstanding anything contained in this Section 7.9 to the contrary, upon the payment of a Participant's vested Accrued Benefit through a Cash-Out, the non-vested portion of such Participant's Accrued Benefit shall be immediately forfeited and shall be reallocated for the Plan Year in accordance with Section 4.2.

          If an Employee terminates service, and elects, in accordance with the requirements of Subsection 7.3(a), to receive the value of the Employee's vested account balance, the nonvested portion will be treated as a Forfeiture. If the Employee elects to have distributed less than the entire vested portion of the account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a Forfeiture (which will be reallocated for the Plan Year in accordance with Section 4.2) is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer derived account balance.

7.10      UNABLE TO LOCATE PARTICIPANT OR BENEFICIARY

          If the Participant or Beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to find him, including the sending of notification by certified or registered mail to his last known address, the Administrator may direct the Trustee to take any of the following actions:

          (i) Distribute the benefits in question to an interest bearing savings account established in the name of the Participant or Beneficiary; or, if the benefits are payable to a Participant (as reasonably determined by the Administrator) the Administrator may instruct the Trustee to distribute the funds to the Participant by placing them in a savings account in the Participant's name or by purchasing U.S. Savings Bonds in the Participant's name and holding them for the Participant;

          (ii) If the Administrator has taken the reasonable efforts to locate the Participant, the Administrator may allocate the Participant's Accrued Benefits to a segregated account in the manner described in Section 7.4, as if an installment distribution were being made; however, such funds shall be held in the segregated account for distribution to the Participant when located;

          (iii) The Participant's Accrued Benefits may be forfeited and reallocated pursuant to Section 4.2; if a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary, and such benefit shall be reinstated first out of Forfeitures, if any, and then by additional Employer contributions.

7.11      REPAYMENT OF CASH-OUT

          If an Employee receives a distribution pursuant to Section 7.2 and the Employee resumes employment covered under this Plan, the Employee's Employer-derived account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the participant is subsequently re-employed by the Employer, or the date the participant incurs 5 consecutive One Year Breaks in Service following the date of the distribution. The permissible sources of restoration of the forfeited portion of a Cash-Out distribution are Forfeitures and Employer contributions.

7.12      QUALIFIED DOMESTIC RELATIONS ORDERS

          Notwithstanding any other provisions of Article VII, any Accrued Benefit of a Participant may be apportioned between the Participant and the alternate payee (as defined in IRC section 414(p)(8)) either through separate Accounts or by providing the alternate payee a percentage of the Participant's Account. The Administrator may direct distributions to an alternate payee pursuant to a qualified domestic relations order as defined in IRC section 414(p)(1)(A) prior to the date on which the Participant attains the earliest Retirement Age, provided that the Administrator has properly notified the affected Participant and each alternate payee of the order and has determined that the order is a qualified domestic relations order as defined in IRC section 414(p)(1)(A). The alternate payee shall be paid his separate Account or his percentage of the Participant's Account, computed as of the valuation date described in Section 5.3, in a lump sum payment notwithstanding the value of such lump sum payment unless the domestic relations order specifies a different manner of payment permitted by the Plan; the alternate payee shall not be required to consent to such lump sum payment. The Administrator shall adopt reasonable procedures to determine the qualified status of domestic relations orders and to administer the distributions thereunder.


                                                   ARTICLE VIII

                                          DUTIES AND AUTHORITY OF TRUSTEE

8.1       RECEIVE PAYMENTS

          The Trustee shall receive from the Employer the payments made by it on account of its contributions under the Plan, and made by Participants, if any, but the Trustee shall have no duty to compute any amount due from the Employer or to collect the same.

8.2       VALUE ASSETS

          The Trustee shall value the assets of the Trust Fund as of the close of the last day of each Plan Year at their fair market value and the Administrator or its agent will allocate the sums contributed by the Employer and by Participants, if any, plus the net income or minus the net loss of the Trust Fund and plus the net appreciation or minus the net depreciation in the Trust Fund to separate bookkeeping accounts in the names of the respective Participants under the Plan in accordance with the provisions of Article V.

8.3       SEGREGATION OF ACCOUNTS

          When directed in writing by the Administrator, the Trustee shall segregate the accounts of terminated Participants in accordance with the provisions of Section 7.4, and make payments out of the Trust Fund from time to time to the Participants or their Beneficiaries, such payments to be made in the manner and in the amounts as may be specified in the written instructions of the Administrator.

8.4       TAX RETURNS AND REPORTS

          If the Trustee is a corporate fiduciary, then such Trustee shall prepare or cause to have prepared and filed, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or unless the Administrator, in writing, relieves the Trustee of such obligation, in part or entirely, in which case the Administrator, or the person or persons it designates, shall be responsible for filing the tax returns, reports, and related filings, as provided by the Administrator. The Trustee shall be entitled to rely on the accuracy of any written statement from the Administrator or from an officer of the Employer as to those matters provided in Article IX.

8.5       POWERS

          The Trustee is authorized and empowered to:

          (a) Invest and reinvest the Trust Fund, without distinction between principal and income, in bank accounts, certificates of deposit, common stocks, preferred stocks, bonds, notes, debentures, mortgages, U.S. retirement plan bonds, and in other property, real or personal, so long as the incidents of ownership of such property are within the jurisdiction of the United States, and so long as such investments do not violate applicable law;

          (b) Sell, exchange, convey, transfer, or otherwise realize the value of any property held by it;

          (c) Convert any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any warrants, conversion privileges, subscription rights, or other options and to make any payment incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other properties held in the Trust Fund;

          (d) Make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (e) Register any investments held in the Trust Fund in its own name or in the name of a nominee or nominees and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

          (f) Invest all or a part of the Trust Fund in deposits which bear a reasonable rate of interest in a bank or similar financial institution, even though such institution is a Trustee or other fiduciary, as defined in IRC section 4975(e)(3);

          (g) Invest in a common or collective trust fund or pooled investment fund maintained by a bank or trust company or a pooled investment fund of an insurance company qualified to do business in a State even though such bank, trust company or insurance company is a disqualified person, as defined in IRC section 4975(e)(2);

          (h) Make distributions to Participants or Beneficiaries in cash, insurance policies or any other property;

          (i) Perform all such acts, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust Fund and to carry out the purpose of the Trust; and

          (j) Borrow or loan sums, except as prohibited by IRC section 4975(c) (without reference to IRC section 4975(d) ), as the Trustee deems desirable, and for that purpose, to mortgage or pledge all or part of the Trust Fund.

8.6       EXPENSES

          At the option of the Employer, all brokerage costs, transfer taxes and similar expenses incurred in connection with the investment and reinvestment of the Trust Fund and all taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest which may be payable on money borrowed by the Trustee for the purpose of the Trust, shall be paid from the Trust Fund, and, until paid, shall constitute a charge upon the Trust Fund. All other administrative expenses incurred by the Trustee in the performance of its duties, including such compensation to the Trustee as may be agreed upon from time to time between the Employer and the Trustee and all proper charges and disbursements of the Trustee, may be paid by the Employer, and if not paid by the Employer, shall be paid from the Trust Fund, and until paid shall constitute a charge upon the Trust Fund. However, no person who is a disqualified person (as defined in IRC section 4975(e)(2)) and who received full-time pay from the Employer, may receive compensation from the Trust, except for reimbursement of expenses properly and actually incurred.

          The Trustee may inspect the records of the Employer whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of its duties as the Trustee. The Trustee, however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Employer or any of its officers.

8.7       LITIGATION

          The Trustee shall not be required to participate in any litigation either for the collection of monies or other property due the Trust Fund, or in defense of any claim against the Trust Fund unless the Trustee shall have been indemnified to its satisfaction against all expenses and liability to which the Trustee might become subject.

8.8       WRITTEN INSTRUCTIONS

          When any act of the Trustee is based upon instructions of the Employer or the Administrator, the Trustee may rely upon instructions in writing, signed by an officer of the Employer, or upon written instructions from the Administrator or the Plan Administrator, as appropriate.

8.9       APPOINTMENT OF INVESTMENT MANAGER

          The Trustee, with the written concurrence of the Administrator, may appoint one or more Investment Managers (as defined in ERISA section 3(38)), who shall have responsibility for investment of the Trust Fund. The Investment Manager shall have the investment powers granted the Trustee in Section 8.5 except to the extent the Investment Manager's powers are specifically limited by an agreement between the Trustee and Investment Manager, or between the Employer and the Investment Manager.

8.10      REMOVAL AND RESIGNATION OF THE TRUSTEE

          The Employer may at any time and upon 30 days written notice remove any Trustee acting hereunder or appoint a corporation and/or an individual or individuals to be successor Trustee hereunder in the place of any removed or resigning Trustee. Any Trustee may at any time resign by giving written notice to the Employer, which resignation shall take effect on the date therein specified and which shall not be less than 30 days from the date of notice unless the Employer shall agree to an earlier date.

8.11      INDIVIDUAL CHOICE ACCOUNTS

          Notwithstanding Section 5.2, and in accordance with reasonable procedures established by the Administrator, a Participant may at any time instruct the Trustee in writing that he wishes to have part or all of the funds in his Employer Account and/or Participant Deferral Account invested in assets of such Participant's own choosing other than "collectibles" as defined in IRC section 408(m). After such notification the Participant may, from time to time, place an order or orders for the assets the Participant desires to have purchased for his Employer Account and/or Participant Deferral Account. Subsequent investments in the Employer and/or Participant Deferral Account, as applicable, shall be made by the Participant, and shall be paid for with funds from the appropriate account of the Participant and shall be delivered directly to the Trustee. Notwithstanding the preceding, the Administrator can establish reasonable rules limiting the investment discretion of a Participant. Accounts which have been individually directed will be segregated for the purpose of allocating earnings and expenses pursuant to Section 5.3. All expenses incurred pursuant to a Participant's directing investments, including brokerage fees, state and federal income taxes arising from unrelated business taxable income and any other incidental expenses shall be paid solely with funds from the accounts of such Participant. Neither the Trustee nor the Administrator will be held liable for the Participant's investment choice, so long as the investment is made in accordance with this Section 8.11.

8.12      ACQUISITION OF QUALIFYING EMPLOYER SECURITIES AND REAL PROPERTY

          The Trust Fund is permitted to acquire and hold "qualifying Employer securities" as defined in Section 407(d)(5) of ERISA, provided, however, that the Trust Fund shall not be permitted to acquire any qualifying Employer securities if, immediately after the acquisition of such securities, the fair market value of all qualifying Employer securities held by the Trust Fund should amount to more than 100% of the fair market value of all assets in the Trust Fund. To the extent that Plan participants are permitted to direct the investment of their accounts among qualifying employer securities in accordance with Section 8.11 of the Plan, the Administrator is authorized to develop administrative procedures governing the investment of such qualifying employer securities as it deems necessary or appropriate for the effective administration of the Plan and to ensure that the Plan and the Trust Fund comply with all applicable laws governing the acquisition, holding and disposition of qualifying employer securities.


                                                    ARTICLE IX

                                       DUTIES AND AUTHORITY OF ADMINISTRATOR

9.1       APPOINTMENT

          This Plan shall be administered by an Administrator, which shall be the Employer. The Employer at any time, however may appoint an Administrative Committee to administer the Plan, which shall consist of at least 2 but not more than 3 persons appointed by the board of directors of the Employer, who shall signify in writing their acceptance of such appointment. Any member of the Administrative Committee may resign upon giving written notice to the board of directors of the Employer. Each appointee shall hold office at the pleasure of the board of directors of the Employer. Members of the board of directors of the Employer may be appointed members of the Administrative Committee. Vacancies arising in the Administrative Committee from death, resignation, removal or otherwise, shall be filled by the board of directors of the Employer, but the Administrative Committee may act notwithstanding the existence of vacancies so long as there is at least one member of the Administrative Committee.

9.2       NO DISCRIMINATION

          The Administrator shall not take any action nor direct the Trustee to take any action that would result in benefiting one Participant or group of Participants at the expense of another, or discriminating between Participants similarly situated, or applying different rules to substantially similar sets of facts.

9.3       MAJORITY ACTION

          The Administrative Committee, if any, shall act by a majority (or by all members if there are less than three members) of the number of members constituting the Administrative Committee at the time of such action, and such action may be taken either by vote at a meeting or in writing without a meeting.

9.4       POWERS

          Except as otherwise provided in the Plan, the Administrator shall have control of the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrator shall have power to interpret or construe the Plan and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder. The Administrator shall have the right, exercisable at any time by delivery to the Trustee of an instrument in writing, to instruct or direct the Trustee with respect to the investment of the Trust Fund. The Administrator may inspect the records of the Employer or Trustee whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of the duties of the Administrator. The Administrator, however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Trustee or Employer or any of its officers or employees.

9.5       FILING REPORTS

          The Administrator shall furnish, or shall see that the Employer furnishes, a summary of this Plan to all Employees, as required by applicable Federal law. The Administrator shall furnish to the Trustee the names of all Employees who become eligible as Participants, and the Administrator shall notify each Employee of his eligibility.

9.6       RECORDS AND INFORMATION

          The Administrator shall keep a complete record of all its proceedings and all data necessary for the administration of the Plan.

9.7       INFORMATION TO PARTICIPANTS

          The Administrator shall direct the maintenance of separate accounts of the Participants. It shall give each Participant, at least once every year, information as to the balance of his Employer Account and Participant Deferral Account, if applicable.

9.8       COMPENSATION OF MEMBERS

          The members of the Administrative Committee, if any, shall serve without compensation for their services as such, but shall be reimbursed by the Employer for all necessary expenses incurred in the discharge of their duties. If the Employer advises the Administrative Committee in writing of its determination to make no further contributions to the Plan, the expenses of the Administrative Committee shall thereafter be charged against and paid out of the Trust Fund and a lien for the payment thereof shall be impressed upon the assets of the Trust to be charged proportionately against the amount standing to the credit of each Participant.

9.9       REVIEW OF PARTICIPANT'S CLAIMS

          In case the claim of any Participant or Beneficiary for benefits under the Plan is denied, the Administrator shall provide adequate notice in writing to such claimant, setting forth the specific reasons for such denial. The notice shall be written in a manner calculated to be understood by the claimant. The Administrator shall afford a Participant or Beneficiary, whose claim for benefits has been denied, 60 days from the date notice of such denial is delivered or mailed in which to appeal the decision in writing to the Administrator. If the Participant or Beneficiary appeals the decision in writing within 60 days, the Administrator shall review the written comments and any submissions of the Participant or Beneficiary and render its decision regarding the appeal, all within 60 days of such appeal.


                                                     ARTICLE X

                                         MODIFICATIONS FOR TOP-HEAVY PLANS

10.1      APPLICATION OF ARTICLE

          The provisions in this Article X shall take precedence over any other provisions in the Plan with which they conflict.

10.2      DEFINITIONS

          (a) "Key employee." Any Employee or former Employee (and the beneficiaries of such employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under IRC section 415(b)(1)(A), an owner (or considered an owner under IRC section 318) of one of the ten largest interests in the employer if such individual's compensation exceeds 100% of the dollar limitation under IRC section 415(c)(1)(A), a five-percent owner of the employer, or a one-percent owner of the employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in IRC section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under IRC section 125, section 402(a)(8), section 402(h) or section 403(b). The determination period is the Plan Year containing the determination date and the four preceding Plan Years.

          The determination of who is a key employee will be made in accordance with IRC section 416(i)(1) and the regulations thereunder.

          (b) "Top-heavy plan." For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

                  (i) If the top-heavy ratio for this Plan exceeds 60% and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

                  (ii) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%.

                  (iii) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

          (c)     "Top-heavy ratio."

                  (i) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer has not maintained any defined benefit plan which during the five-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the five-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the determination date(s)), both computed in accordance with IRC section 416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under IRC section 416 and the regulations thereunder.

                  (ii) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of all account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with Paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with Paragraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with IRC section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                  (iii) For purposes of Paragraphs (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in IRC section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one Hour of service with any employer maintaining the Plan at any time during the five-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with IRC section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

          The accrued benefit of a Participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of IRC section 411(b)(1)(C).

          (d) "Permissive aggregation group." The required aggregation group of plans plus any other plan or plans of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of IRC sections 401(a)(4) and 410.

          (e) "Required aggregation group." (i) Each qualified plan of the employer in which at least one key employee participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the employer which enables a plan described in (i) to meet the requirements of IRC sections 401(a)(4) or 410.

          (f) "Determination date." For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first year of the Plan, the last day of that year.

          (g)     "Non-key employee."  Any Employee who is not a key employee.

10.3      ACCELERATED VESTING

          Unless the Plan provides for full and immediate vesting of Employer and Participant Deferral Accounts upon participation, then for any Plan Year in which this Plan is deemed to be a top-heavy plan, the vesting schedule contained in Section 6.3 shall apply but the vesting Schedule contained in Section 6.3 may be not be modified to provide any less generous vesting schedule than as follows:

                  Total Service for Vesting
                  (excluding Years of Service
                  prior to effective date of
                          this Plan)                          Vested percentage

                  less than 2 years                                    0%
                  2 years                                              20%
                  3 years                                              40%
                  4 years                                              60%
                  5 years                                              80%
                  6 years or more                                      100%

          Should this Plan not be deemed to be a top-heavy plan after previously being so categorized, the vesting schedule contained in Section 6.3 shall again be effective except that the vested percentage attained by Participants shall not be reduced thereby and Participants with 3 or more Years of Service for Vesting shall have the right to select the vesting schedule under which their vested Accrued Benefit will be determined.

10.4      MINIMUM CONTRIBUTIONS

          For any Plan Year in which this Plan is determined to be a top-heavy plan, either (i) a minimum Employer contribution shall be made, pursuant to this Plan or another defined contribution plan maintained by the Employer, to the account of each non-key employee (except those who are separated from service with the Employer at the end of the Plan Year), or (ii) a minimum non-integrated benefit must be provided to each non-key employee (except those who are separated from service with the Employer at the end of the Plan Year), pursuant to a defined benefit plan maintained by the Employer.

          For the purposes of the first sentence of this Section 10.4, the minimum Employer contribution provided to each non-key employee (except those who are separated from service with the Employer at the end of the Plan Year) shall be equal to 3% of such non-key employee's annual compensation. If, however, the Employer contribution, under this and any other defined contribution plan required to be included in the permissive or required aggregation group and maintained by the Employer, for any key employee for such Plan Year is less than 3% of such key employee's total annual compensation not in excess of $200,000 (for Plan Years beginning before 1989), then, the Employer contribution to each Participant (except those who are separated from service with the Employer at the end of the Plan Year) shall equal the amount which results from multiplying such Participant's annual compensation times the highest contribution rate of any key employee covered by the Plan.

          For the purposes of the first sentence of this Section 10.4, the minimum non-integrated benefit provided by the Employer to each non-key employee (except those who are separated from service with the Employer at the end of the Plan Year) is an amount, which when expressed as an annual retirement benefit, shall be no less than 2% of such non-key employee's average annual compensation for his 5 highest consecutive years of service, multiplied by the Employee's years of service with the Employer, not to exceed 10 years. For the purposes of the preceding sentence, years of service with the Employer shall not include years of service completed during any Plan Year which begins before January 1, 1984, or years of service completed during a Plan Year for which the Plan is not a top-heavy plan. For the purposes of this Section 10.4, the minimum benefit provided above shall be computed in the form of a single life annuity, with no ancillary benefits, beginning at Normal Retirement Age.

          The minimum allocation required (to the extent required to be nonforfeitable under IRC section 416(b)) may not be forfeited under IRC section 411(a)(3)(B) or 411(a)(3)(D).

          For the purposes of the first sentence of this Section 10.4, the Employer contribution under this and any other defined contribution plan required to be included in the permissive or required aggregation group and maintained by the Employer, for any key employee for such Plan Year, but not for any non-key Employee for such Plan Year, shall include any elective deferral contribution under Section 4.1A.

10.5      LIMITATION ON COMPENSATION TAKEN INTO ACCOUNT
          UNDER PLAN

          For any Plan Year prior to Plan Years beginning before January 1, 1989, in which this Plan is deemed to be a top-heavy plan the definition of annual compensation contained in Subsection 10.2(a) shall exclude amounts in excess of $200,000.

10.6      MODIFICATION OF DEFINED BENEFIT AND DEFINED
          CONTRIBUTION FRACTION

          For any Plan Year in which the Plan is deemed to be a top-heavy plan, the denominators of the defined benefit fraction and the defined contribution fraction contained in Subsection 5.4(d) shall be deemed to be modified by substituting 100% for 125%. Notwithstanding the above, if this Plan would not be deemed to be a top-heavy plan if 90% were substituted for 60% in Subsection 10.2(b) and if the Employer provides benefits and/or makes contributions to the Employer Accounts of non-key employees who participate in defined benefit and/or defined contribution plans maintained by the Employer, in amounts at least equal to that which would be required by Section 10.4 after substituting 4% for 3% in the second paragraph thereof, and by substituting 3% for 2% in the third paragraph thereof, then the reduction in the defined benefit fraction and the defined contribution fraction as set forth in the preceding sentence, shall not be made.


                                                    ARTICLE XI

                                             AMENDMENT AND TERMINATION

11.1      RIGHTS TO SUSPEND OR TERMINATE PLAN

          It is the present intention of the Employer to maintain this Plan throughout its corporate existence. Nevertheless, the Employer reserves the right, at any time, to discontinue or terminate the Plan, to terminate the Employer's liability to make further contributions to this Plan, to suspend contributions for a fixed or indeterminate period of time. In any event, the liability of the Employer to make contributions to this Plan shall automatically terminate upon its legal dissolution or termination, upon its adjudication as a bankrupt, upon the making of a general assignment for the benefit of creditors, or upon its merger or consolidation with any other corporation or corporations.

11.2      SUCCESSOR CORPORATION

          In the event of the termination of the liability of the Employer to make further contributions to this Plan, the Employer's liability may be assumed by any other corporation or organization which employs a substantial number of the Participants of this Plan. Such assumption of liability shall be expressed in an agreement between such other corporation or organization and the Trustee under which such other corporation or organization assumes the liabilities of this Trust with respect to the Participants employed by it.

11.3      AMENDMENT

          To provide for contingencies which may require the clarification, modification, or amendment of this Plan, the Employer reserves the right to amend this Plan at any time.

          No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under IRC section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an Accrued Benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such employee's Employer derived Accrued Benefit will not be less than the percentage computed under the Plan without regard to such amendment.

          Each Participant having at least three Years of Service for Vesting at the time of the adoption of any amendment changing any vesting schedule under the Plan, or prior to the end of the election period set forth by this paragraph, shall have the right to elect at any time, but no later than 60 days after the later of (a) the date the amendment is adopted, (b) the date on which the amendment is effective, or (c) the date on which the Participant is given written notice of the amendment, to have his vested percentage computed under the Plan without regard to such amendment.

11.4      100% VESTING ON TERMINATION OF PLAN

          Upon termination or partial termination of the Plan and Trust by formal action of the Employer or for any other reason, or if Employer contributions to the Plan and Trust are permanently discontinued for any reason, there shall be vested 100% in each Participant directly affected by such action the amount allocated to the accounts of each such Participant, and payment to such Participant shall be made in cash or in kind as soon as practicable after liquidation of the assets of the Trust; provided, however, that an amount may only be distributed if the Employer does not maintain or establish another defined contribution plan at the time the Plan is terminated or within the 12 month period ending after distribution of all assets from the Plan, other than an employee stock ownership plan (as defined in IRC section 4975(e) or IRC section 409), a Simplified Employee Pension Plan as defined in IRC section 408(k), or a defined contribution plan if fewer than 2% of the Employees who are eligible under the Plan at the time of its termination are or were eligible under such other defined contribution plan at any time during the 24 month period beginning 12 months before the time of the termination. In addition, distributions made after March 31, 1988 on account of the termination of the Plan must be made in a lump sum (as defined in Treasury Regulation section 1.401(k)-1(d)(5)).

11.5      PLAN MERGER OR CONSOLIDATION

          In the case of any merger or consolidation with, or transfer of any assets or liabilities to, any other plan, each Participant in this Plan must be entitled to receive (if the surviving plan is then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had terminated).


                                                    ARTICLE XII

                                                   MISCELLANEOUS

12.1      LAWS OF FLORIDA TO APPLY

          This Plan shall be construed according to the laws of Florida, to the extent Federal laws do not control.

12.2      PARTICIPANT CANNOT TRANSFER OR ASSIGN BENEFITS

          None of the benefits, payments, proceeds, claims, or rights of any Participant hereunder shall be subject to any claim of any creditor of the Participant, nor shall any Participant have any right to transfer, assign, encumber, or otherwise alienate, any of the benefits or proceeds which he may expect to receive, contingently or otherwise under this Plan.

          Notwithstanding any restrictions on the time of distribution which would otherwise apply under this Plan, distributions with respect to a Qualified Domestic Relations Order may be made at any time required by the order.

12.3      RIGHT TO PERFORM ALTERNATIVE ACTS

          In the event it becomes impossible for the Employer, the Administrator or the Trustee to perform any act required by this Plan, then the Employer, the Administrator or the Trustee may perform such alternative act which most clearly carries out the intent and purpose of this Plan.

12.4      REVERSION OF CONTRIBUTIONS UNDER CERTAIN CIRCUMSTANCES

          In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

          All contributions made pursuant to Article IV are conditioned on deductibility of such contributions under IRC section 404. To the extent that the deduction under IRC section 404 for any year is disallowed, the contribution shall be returned to the Employer within one year after disallowance of the deduction.

          If a contribution is made by an Employer by a mistake of fact, the contribution may be returned to the Employer within one year after the payment of the contribution.

          Notwithstanding the above, earnings attributable to amounts described in paragraphs two and three of this Section 12.4 shall not be returned to the Employer; losses attributable to such amounts shall reduce the amount returned.

12.5      PLAN ADMINISTRATOR AGENT FOR SERVICE OF PROCESS

          The Plan Administrator is designated agent to receive service of legal process on behalf of the Plan.

12.6      FILING TAX RETURNS AND REPORTS

          If the Trustee is not a corporate fiduciary, the Plan Administrator shall prepare, or cause to have prepared, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or unless the Administrator provides to the contrary in the manner prescribed in Section 8.4.

12.7      INDEMNIFICATION

          The Employer agrees to indemnify all Employees who serve as members of the Administrative Committee, if any, or who serve as Trustee, against all liability arising in connection with their duties under the Plan, except that this indemnification shall not include acts of embezzlement, or diversion of Trust Funds by the Employee, nor shall it include acts of gross negligence.

12.8      NUMBER AND GENDER

          When appropriate the singular as used in this Plan shall include the plural and vice versa; and the masculine shall include the feminine.


                                                   ARTICLE XIII
                                              PARTICIPATING EMPLOYERS

13.1      ADOPTION BY OTHER EMPLOYERS

          Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

13.2      REQUIREMENTS OF PARTICIPATING EMPLOYERS

          (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

          (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

          (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

          (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed, except if the Forfeiture is for an Employee whose Employer is an Affiliated Employer, then said Forfeiture shall inure to the benefit of the Participants of those Employers who are Affiliated Employers. Should an Employee of one ("First") Employer be transferred to an associated ("Second") Employer which is an Affiliated Employer, such transfer shall not cause his account balance (generated while an Employee of "First" Employer) in any manner, or by any amount to be forfeited. Such Employee's Participant Combined Account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the "Second" Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling amount so transferred.

13.3      DESIGNATION OF AGENT

          Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

13.4      EMPLOYEE TRANSFERS

          It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

13.5      PARTICIPATING EMPLOYER'S CONTRIBUTION

          Any contribution subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

13.6      AMENDMENT

          Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

13.7      DISCONTINUANCE OF PARTICIPATION

          Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

13.8      ADMINISTRATOR'S AUTHORITY

          The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.


          IN WITNESS WHEREOF, the parties have executed this agreement this ______ day of ________________________, 1994.


ATTEST:                                              HVIDE MARINE INCORPORATED

___________________________                  By:



                                             BARNETT BANKS TRUST COMPANY, N.A.

WITNESSES AS TO TRUSTEE

                                                     By:
---------------------------

---------------------------






I:\W-TAX\33765\001\401-K-PL.RV4

                                  APPENDIX A

              HVIDE MARINE INCORPORATED RETIREMENT PLAN AND TRUST

                             SPECIAL PROVISIONS


          The following special provisions apply with respect to the Employees described below. Unless otherwise provided, all capitalized terms are defined as provided in the Plan:


         A.1. Each Employee who formerly was employed by Bengtsson Walker Marine, Inc. ("BWM") and who became an employee of the Employer following the date of the Employer's agreement to provide certain marine services formerly provided by BWM shall be eligible to participate in the Plan effective March 1, 1996. Such former BWM employee shall be 100% vested in his or her Employer Account.

         A.2. Effective September 1, 1996, for purposes of determining the eligibility to participate in the Plan under Section
                      3.1 of each Employee who formerly was employed by Seal Fleet, Inc. ("Seal Fleet") and who became an employee of the Employer as a result of the acquisition of substantially all of the assets of Seal Fleet, each such Employee's Hours of Service or Days of Service, as the case may be, performed as an employee of Seal Fleet shall be treated as Hours of Service or Days of Service performed for the Employer.

         A.3. Effective October 1, 1996, with respect to each Employee who formerly was employed by Ocean Specialty Tankers Corporation ("OSTC") and who became an employee of the Employer as a result of OSTC becoming a member of the Employer's controlled group, within the meaning of IRC
                      Section 414(b), each such Employee's Hours of Service or Days of Service, as the case may be, performed as an employee of OSTC shall be treated as Hours of Service or Days of Service performed for the Employer for purposes of determining: (1) the Employee's eligibility to participate in the Plan under Section 3.1; and (2) the Employee's vested percentage in his or her Employer Account under Section 6.3.